CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                                                    EXHIBIT 10.6

                                    AGREEMENT

                                     between

                             GEN-PROBE INCORPORATED

                                       and

                               CHIRON CORPORATION

                            Dated as of June 11, 1998

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE 1   DEFINITIONS ....................................................        1
   1.1      "Affiliate".....................................................        1
   1.2      "Applicable Purchase Price".....................................        2
   1.3      "Applicable Royalty"............................................        4
   1.4      "Blood Screening Assays"........................................        4
   1.5      "Blood Screening Field".........................................        5
   1.6      "Blood Screening Instruments"...................................        5
   1.7      "Blood Screening Term"..........................................        5
   1.8      "CDS"...........................................................        5
   1.9      "Change in Control".............................................        5
   1.10     "Chiron Copyrights".............................................        5
   1.11     "Chiron HCV Patent Rights"......................................        6
   1.12     "Chiron HIV Patent Rights"......................................        6
   1.13     "Chiron Know-How"...............................................        6
   1.14     "Chiron IP Rights"..............................................        6
   1.15     "Chiron Marks"..................................................        6
   1.16     "Chiron Patent Rights"..........................................        7
   1.17     "Clinical Diagnostic Assays"....................................        7
   1.18     "Clinical Diagnostic Field".....................................        7
   1.19     "Clinical Diagnostic Instruments"...............................        7
   1.20     "Clinical Diagnostic Term"......................................        7
   1.21     "Combo Clinical Diagnostic Assay"...............................        8
   1.22     "Commercially Reasonable Efforts"...............................        8
   1.23     "Confidential Information"......................................        8
   1.24     "Development Costs".............................................        9
   1.25     "Development Program"...........................................        9
   1.26     "Effective Date"................................................        9
   1.27     "Exclusive Future Clinical Diagnostic Assays"...................        9
   1.28     "FDA"...........................................................        9
   1.29     "First Commercial Sale".........................................        9
   1.30     "Future Blood Screening Assays".................................        9
   1.31     "Future Clinical Diagnostic Assays".............................        9
   1.32     "Gen-Probe Copyrights"..........................................        10
   1.33     "Gen-Probe Know-How"............................................        10
   1.34     "Gen-Probe IP Rights"...........................................        10
   1.35     "Gen-Probe Marks"...............................................        10
   1.36     "Gen-Probe Patent Rights".......................................        10
   1.37     "HCV"...........................................................        11
   1.38     "HIV-1".........................................................        11
   1.39     "Initial Blood Screening Assays"................................        11
   1.40     "Initial Clinical Diagnostic Assays"............................        11
   1.41     "Japanese HIV Qualitative Blood Screening
            Assay"..........................................................        11
   1.42     "Leader/Magnetic Separation Instrument".........................        11
   1.43     "Major Distributor".............................................        11
   1.44     "Manufacturing Cost"............................................        11
   1.45     "Manufacturing Royalty".........................................        12
   1.46     "Net Sales".....................................................        13
   1.47     "Nonexclusive Future Clinical Diagnostic
            Assays".........................................................        14
   1.48     "Pass Through Royalty"..........................................        15
   1.49     "Person"........................................................        15


   1.50     "Product".......................................................        15
   1.51     "Rare Reagents".................................................        15
   1.52     "Sales Royalty".................................................        15
   1.53     "Supervisory Board".............................................        16
   1.54     "Territory".....................................................        16
   1.55     "Third Party"...................................................        16
   1.56     "Tigris Instrument".............................................        16
   1.57     "TMA Assay".....................................................        17
   1.58     "Transfer Price"................................................        17
   1.59     "Valid Claim"...................................................        19

ARTICLE 2 REPRESENTATIONS AND WARRANTIES....................................        20
   2.1      By Each Party...................................................        20
   2.2      By Chiron.......................................................        21
   2.3      DISCLAIMER OF WARRANTIES........................................        21

ARTICLE 3 BLOOD SCREENING PRODUCTS..........................................        21
   3.1      Initial Blood Screening Assays..................................        21
   3.2      Future Blood Screening Assays...................................        27
   3.3      Blood Screening Instruments.....................................        35
   3.4      Adjustments to Blood Screening Compensation.....................        41
   3.5      Records and Reports.............................................        41
   3.6      Interim Opportunities...........................................        42

ARTICLE 4 CLINICAL DIAGNOSTIC PRODUCTS......................................        43
   4.1      Initial Clinical Diagnostic Assays..............................        43
   4.2      Exclusive Future Clinical Diagnostic Assays.....................        47
   4.3      Nonexclusive Future Clinical Diagnostic Assays..................        53
   4.4      Clinical Diagnostic Instruments.................................        61
   4.5      Certain Gen-Probe Rights........................................        67
   4.6      Chiron Co-Promotion Rights......................................        70
   4.7      Records and Reports.............................................        70

ARTICLE 5 SUPERVISORY BOARD.................................................        71
   5.1      Supervisory Board...............................................        71
   5.2      Reports.........................................................        72

ARTICLE 6 SUPPLY TERMS......................................................        72
   6.1      Manufacture and Sale............................................        72
   6.2      Manufacturing Practices.........................................        72
   6.3      Forecasts and Orders............................................        73
   6.4      Delivery and Acceptance.........................................        75
   6.5      Packaging.......................................................        76
   6.6      Warranty........................................................        76
   6.7      Independent Purchaser Status....................................        76
   6.8      Invoicing.......................................................        77
   6.9      Sales and Use Taxes.............................................        77
   6.10     Non-Commercial Products.........................................        77
   6.11     Internal Commercial use.........................................        77
   6.12     Safety Stocks...................................................        77

ARTICLE 7 PAYMENTS AND REPORTS..............................................        78
   7.1      Reports.........................................................        78
   7.2      Exchange Rates..................................................        78
   7.3      Audits..........................................................        79
   7.4      Payment Method..................................................        79

   7.5      Exchange Control................................................        79
   7.6      Withholding Taxes...............................................        80
   7.7      Late Payments...................................................        80

ARTICLE 8 CONFIDENTIALITY...................................................        80
   8.1      Confidential Information........................................        80
   8.2      Terms of this Agreement.........................................        81
   8.3      Permitted Disclosures...........................................        81

ARTICLE 9 INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS.......................        82
   9.1      Ownership of Inventions.........................................        82
   9.2      Patent Rights...................................................        86
   9.3      Copyrights......................................................        87
   9.4      Trademarks......................................................        88
   9.5      No Other Technology Rights......................................        88

ARTICLE 10 INDEMNIFICATION AND INSURANCE....................................        88
   10.1     Indemnity.......................................................        88
   10.2     Procedure.......................................................        89
   10.3     Insurance.......................................................        90

ARTICLE 11 TERM AND TERMINATION.............................................        90
   11.1     Expiration......................................................        90
   11.2     Termination.....................................................        90
   11.3     Effect of Expiration and Termination............................        92

ARTICLE 12 CONDITIONS PRECEDENT.............................................        92
   12.1     To Both Parties' Obligations....................................        92
   12.2     To Gen-Probe's Obligations......................................        92
   12.3     Governmental Approvals..........................................        92
   12.4     Due Diligence...................................................        92

ARTICLE 13 ARBITRATION......................................................        93
  13.1      Binding Arbitration.............................................        93
  13.2      Arbitration Procedure...........................................        93
  13.3      Review..........................................................        94

ARTICLE 14 ACCESS FEES......................................................        94

ARTICLE 15 MISCELLANEOUS....................................................        95
   15.1     Notices.........................................................        95
   15.2     Force Majeure...................................................        95
   15.3     Assignment......................................................        96
   15.4     Severability....................................................        96
   15.5     Applicable Law..................................................        97
   15.6     Entire Agreement................................................        97
   15.7     Expenses and Attorneys Fees.....................................        97
   15.8     Independent Contractors.........................................        98
   15.9     Waiver..........................................................        98
   15.10    Drafting Party..................................................        98
   15.11    Third Parties...................................................        98
   15.12    Affiliates......................................................        98
   15.13    Counterparts....................................................        98

                                    AGREEMENT

      THIS AGREEMENT dated as of June 11, 1998 (this "Agreement"), is entered into between GEN-PROBE INCORPORATED, a Delaware corporation ("Gen-Probe"), having a place of business at 10210 Genetic Center Drive, San Diego, California 92121, and CHIRON CORPORATION, a Delaware corporation ("Chiron"), having a place of business at 4560 Horton Street, Emeryville, California 94608.

                                    RECITALS

      WHEREAS, Gen-Probe owns or has rights in certain patent rights, other intellectual property rights and technology regarding in vitro diagnostic assays based on or utilizing transcription-mediated amplification and regarding certain instruments to conduct such assays.

      WHEREAS, Chiron owns or has rights in certain patent rights, other intellectual property rights and technology regarding hepatitis C virus and type 1 human immunodeficiency virus and the detection thereof.

      WHEREAS, Gen-Probe has developed certain assays and instruments, which utilize inter alia such Gen-Probe patent rights, other intellectual property rights and technology which Chiron wishes to distribute and sell, for use in the blood screening and clinical diagnostics fields, on the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

      1.1 "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person (or such lesser percentage as is the maximum percentage permitted under applicable law for foreign ownership where control is exercised by contract or otherwise), or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. Without limiting the generality of the foregoing, the Affiliates of Chiron expressly exclude Novartis AG ("Novartis"), a Switzerland corporation, or any Affiliate of Novartis, unless and until such time as Novartis has the right to elect a majority of the board of directors of Chiron under the Governance Agreement dated as of November 20, 1994 between Novartis and Chiron. Notwithstanding anything else set forth in this section, for purposes of the definition of Net Sales only, a Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person (or such lesser percentage as is the maximum percentage permitted under applicable law for foreign ownership where control is exercised by contract or otherwise), or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

      1.2 "Applicable Purchase Price" shall mean, with respect to any Blood Screening Assay and with respect to the Combo Clinical Diagnostic Assay, each on a per unit basis, the following price:

            1.2.1 With respect to each Initial Blood Screening Assay, and each Future Blood Screening Assay which includes as a constituent element an assay for HCV (other than those sold pursuant to Sections 3.1.4(b) or 3.6), and except as set forth in Section 1.2.2 below, an amount equal to:

            (a) Forty-three percent (43%) of Net Sales thereof when (i) no FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [***], and (ii) no FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [***].

            (b) Forty-seven and five-tenths percent (47.5%) of Net Sales thereof when (i) no FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [***], and (ii) an FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [***].

            (c) Thirty-seven percent (37%) of Net Sales thereof when (i) an FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [***], and (ii) no FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field (either as an independent or combination assay) is then being sold in the United States by [***].


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (d) Forty-two percent (42%) of Net Sales thereof when (i) an FDA-approved Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field is then being sold in the United States by [***], and (ii) an FDA-approved nucleic acid probe-based assay for HCV for use in the Blood Screening Field is then being sold in the United States by [***].

            (e) Notwithstanding the foregoing, in the event that the United States government requires Chiron to grant a license under the Chiron HCV Patent Rights to a Third Party for use in the Blood Screening Field, based on a determination that Gen-Probe has failed to supply the Initial Blood Screening Assay for the qualitative detection of HCV and HIV in sufficient quantities, with sufficient performance, or in a timely manner, then such mandated license shall not constitute a license within the meaning of Section 1.2.1 (a) through
(d). Any such license to a Third Party which is mandated by the United States government for any reason other than Gen-Probe's failure as described in the preceding sentence shall constitute a license within the meaning of Section
1.2.1 (a) through (d).

            1.2.2 With respect to each Initial Blood Screening Assay sold in Japan, an amount equal to:

            (a) Beginning on the earlier of (i) the [***] of the First Commercial Sale by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or (ii) the First Commercial Sale of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, and until the earlier of the [***] of the date of the First Commercial Sale by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or the [***] of the date of The First Commercial Sale of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, an amount equal to [***] of the Net Sales of such Initial Blood Screening Assay sold in Japan.

            (b) After the [***] of the earlier of (i) the date of the First Commercial Sale by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay or (ii) the First Commercial Sale of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, the amount determined under
Section 1.2.1.



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            1.2.3 With respect to each Future Blood Screening Assay which does not include as a constituent element an assay for HCV, an amount equal to the sum of:

            (a) the Manufacturing Cost of such Future Blood Screening Assay, plus

            (b)   fifty percent (50%) of the positive remainder of:

                  (i) the Net Sales of such Assay (except that solely for the purpose of this Section 1.2.3. such sales shall not include sales by any distributor of Chiron, but shall instead include sales by Chiron to all such distributors, so long as the sales price is within industry standards for distributor margins), minus

                  (ii) the Manufacturing Cost of such Future Blood Screening Assay and such reasonable incremental costs incurred by either party (as approved by the supervisory board) as may be reasonably and fairly attributed to such Future Blood Screening Assay, which such costs shall be reimbursed to the party incurring them. (It is the intent of the parties that for each such Future Blood Screening Assay for which Chiron is the distributor, such incremental costs shall include Chiron's incremental distribution costs.)

provided, however, that the percentage referred to in (b) above shall be adjusted to reflect the value of patent rights contributed by either party covering the marker which is the subject of such Future Blood Screening Assay, with the amount of the adjustment determined by the Supervisory Board based on the value of such patent rights and the degree of exclusivity which is provided for the Future Blood Screening Assay, pursuant to Section 3.2.8(c).

            1.2.4 With respect to the Combo Clinical Diagnostic Assay, an amount equal to the Applicable Purchase Price then in effect pursuant to Section 1.2.1.

      1.3 "Applicable Royalty" shall mean, with respect to each Product, the aggregate of the Manufacturing Royalty, Pass Through Royalty and Sales Royalty applicable thereto (if any).

      1.4 "Blood Screening Assays" shall mean, collectively, the Initial Blood Screening Assays and the Future Blood Screening Assays.

      1.5 "Blood Screening Field" shall mean the nucleic acid probe based testing of human blood, plasma or other blood products intended for direct transfusion or other administration to humans.

      1.6 "Blood Screening Instruments" shall mean the Tigris Instrument and the Leader/Magnetic Separation Instrument for use in the Blood Screening Field (each with such modifications as are developed by Gen-Probe pursuant to the Development Program under Section 3.3.1 below and as subsequently modified pursuant to Section 3.3.7 below) and such other instrument(s) for use in the Blood Screening Field as are developed by Gen-Probe after the Effective Date and offered to and accepted by Chiron (all pursuant to Section 3.3.8 below).

      1.7 "Blood Screening Term" shall mean the period commencing on the Effective Date and expiring on the later of (a) the date ten (10) years after the First Commercial Sale of the first Blood Screening Assay in the Territory for use in the Blood Screening Field (other than any sale as may be made pursuant to Section 3.1.4(b) or Section 3.6), and (b) the date five (5) years after the First Commercial Sale of the last Blood Screening Assay launched prior to the date specified in clause (a) above in the Territory for use in the Blood Screening Field.

      1.8 "CDS" shall mean Chugai Diagnostics Science Co. Ltd., a Japanese corporation.

      1.9 "Change in Control" shall mean, with respect to a party, (a) the acquisition of such party by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of such party); (b) the sale, transfer or other disposition of all or substantially all of the assets of such party (including without limitation all of its assets relating to this Agreement); or (c) the sale of all or substantially all of the capital stock of such party; unless in each of clauses (a) through (c) above, such party's stockholders of record immediately prior to such acquisition or sale hold (by virtue of the securities issued in consideration for such party's acquisition or sale or otherwise) greater than fifty percent (50%) of the total voting power of the surviving or acquiring entity.

      1.10 "Chiron Copyrights" shall mean all rights under the copyright laws of any jurisdiction in the world, together with all rights commonly referred to as "moral rights," in and to the Blood Screening Assays, Clinical Diagnostic Assays, Blood Screening Instruments or Clinical Diagnostic Instruments in which Chiron has an ownership or other licensable interest during the Blood Screening Term or the Clinical Diagnostic Term ; all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

      1.11 "Chiron HCV Patent Rights" shall mean (a) all United States and foreign patent applications covering (i) the composition of matter of HCV or any nucleotide sequence thereof or (ii) the use thereof in the Blood Screening Field or the Clinical Diagnostic Field; (b) all patents that have issued or in the future issue from such patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Chiron has or hereafter acquires an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

      1.12 "Chiron HIV Patent Rights" shall mean (a) all United States and foreign patent applications covering (i) the composition of matter of HIV-1 or any nucleotide sequence thereof or (ii) the use thereof in the Blood Screening Field or the Clinical Diagnostic Field; (b) all patents that have issued or in the future issue from such patent applications, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Chiron has or hereafter acquires an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

      1.13 "Chiron Know-How" shall mean all information of any type whatsoever (including without limitation, formulae, procedures, protocols, techniques, data and results of experimentation and testing), which is Confidential Information of Chiron and which (i) relates to the Chiron Patent Rights and which is necessary to exploit the Chiron Patent Rights for use in the Blood Screening Field or Clinical Diagnostic Field or (ii) is disclosed by Chiron pursuant to
Article 8, all to the extent and only to the extent that Chiron has the right to grant licenses, immunities or other rights thereunder.

      1.14 "Chiron IP Rights" shall mean, collectively, the Chiron Copyrights, Chiron Know-How and Chiron Patent Rights.

      1.15 "Chiron Marks" shall mean those trademarks owned by or licensed to Chiron (other than pursuant to this Agreement) which are used to market any Product in accordance with the provisions of this Agreement.

      1.16 "Chiron Patent Rights" shall mean (a) the Chiron HCV Patent Rights and the Chiron HIV Patent Rights and such other Chiron patent rights which claim markers or their uses as may become subject to this Agreement pursuant to the terms hereof with respect to Future Blood Screening Assays and Future Clinical Diagnostic Assays sold by Chiron or pursuant to Article 9; (b) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (c) all divisional, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; in each case in which Chiron has an ownership or other licensable interest, and all to the extent and only to the extent that Chiron has or hereafter acquires the right to grant licenses, immunities or other rights thereunder.

      1.17 "Clinical Diagnostic Assays" shall mean, collectively, the Initial Clinical Diagnostic Assays and the Future Clinical Diagnostic Assays.

      1.18 "Clinical Diagnostic Field" shall mean the nucleic acid probe based testing of samples taken from a human patient for the purpose of detecting, identifying or quantifying, or testing for drug susceptibility of, hepatitis virus, other viral organisms, or cancer (including markers of early disease stages), for the purpose of research, diagnosis or medical care; provided, however, that the Clinical Diagnostic Field shall exclude the Blood Screening Field. For purposes of clarity and to avoid uncertainty, the Clinical Diagnostic Field shall exclude testing for genetic predisposition to disease. For purposes of clarity and to avoid uncertainty, the Clinical Diagnostic Field shall include the use in connection with the testing described above of standards and controls which are not taken from a human patient.

      1.19 "Clinical Diagnostic Instruments" shall mean the Tigris Instrument and the Leader/Magnetic Separation Instrument for use in the Clinical Diagnostic Field (each with such modifications as are developed by Gen-Probe pursuant to the Development Program under Section 4.4.1 below and as subsequently modified pursuant to Section 4.4.8 below), and such other instrument(s) for use in the Clinical Diagnostic Field as are developed by Gen-Probe after the Effective Date and offered to and accepted by Chiron (all pursuant to Section 4.4.9 below).

      1.20 "Clinical Diagnostic Term" shall mean the period commencing on the Effective Date and expiring on the later of (a) the date ten (10) years after the First Commercial Sale of the first Clinical Diagnostic Assay in the Territory for use in the Clinical Diagnostic Field sold by Chiron, and (b) the date five (5) years after the First Commercial Sale of the last Clinical Diagnostic Assay launched prior to the date specified in clause (a) above in the Territory for use in the Clinical Diagnostic Field.

      1.21 "Combo Clinical Diagnostic Assay" shall mean the Initial Clinical Diagnostic Assay for the qualitative detection of both HCV and HIV-1.

      1.22 "Commercially Reasonable Efforts" shall mean:

            1.22.1 With respect to Chiron's efforts under this Agreement to promote, market and sell a Product, that level of effort devoted by Chiron to promote, market and sell products of similar market size and market character, and in the absence of/without consideration of revenue from any licensee (other than Gen-Probe) of the Chiron IP Rights.

            1.22.2 With respect to a party's efforts under this Agreement to develop a Product, that level of effort devoted by such party to develop products of similar market size and market character, and, in the case of Chiron, in the absence of/without consideration of revenue from any licensee (except the other party) of such party's IP Rights.

            1.22.3 With respect to Gen-Probe's efforts under this Agreement to manufacture (or have manufactured) and supply a Product, that level of effort devoted by Gen-Probe to manufacture (or have manufactured) and supply products of similar market size and market character, and in the absence of/without consideration of revenue from any licensee (other than Chiron) of the Gen-Probe IP Rights.

            1.22.4 In all other instances that level of effort which would be devoted by an independent entity reasonably seeking to pursue its own business efforts in light of all relevant circumstances.

      1.23 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records, reports), which is (i) not generally known, (ii) disclosed by such party to the other party pursuant to and in accordance with the terms of Section 8.1 of this Agreement, and (iii) marked, identified as, or otherwise acknowledged to be confidential at the time of disclosure to the other party.

      Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without access to or use of such information disclosed by the disclosing party to the other party.

      1.24 "Development Costs" shall mean, with respect to any Product, the fully-burdened cost to a party of conducting the research and development (including clinical trials and regulatory submissions) of such Product, including the cost of materials, direct labor and overhead, all as determined in accordance with such party's standard accounting practices for other products researched and developed by such party pursuant to and in accordance with the applicable Development Program (including the applicable budget).

      1.25 "Development Program" shall mean, with respect to each TMA Assay or instrument developed pursuant to this Agreement, the product development program as described in Article 3 or 4, as applicable, below to develop such TMA Assay or instrument.

      1.26 "Effective Date" shall mean the date on which all the conditions precedent set forth in Article 12 have been satisfied in full or waived by the mutual written agreement of the parties.

      1.27 "Exclusive Future Clinical Diagnostic Assays" shall mean those TMA Assays, other than the Initial Clinical Diagnostic Assays, which are conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field for the purpose of detecting, identifying, quantifying, or testing for the drug susceptibility of the viral organisms set forth on Schedule A pursuant to
Section 4.2.1 below and developed pursuant to the Development Program under
Section 4.2.2 below.

      1.28 "FDA" shall mean the United States Food and Drug Administration, or the successor thereto.

      1.29 "First Commercial Sale" shall mean, with respect to any Product, the first sale for use by a Third Party of such Product in any country in the Territory.

      1.30 "Future Blood Screening Assays" shall mean those TMA Assays which are conducted by the Blood Screening Instruments for use in the Blood Screening Field and are selected by the Supervisory Board pursuant to Section 3.2.1 below and developed pursuant to the Development Program under Section 3.2.2 below.

      1.31 "Future Clinical Diagnostic Assays" shall mean, collectively, the Exclusive Future Clinical Diagnostic Assays and the Nonexclusive Future Clinical Diagnostic Assays.

      1.32 "Gen-Probe Copyrights" shall mean all rights under the copyright laws of any jurisdiction in the world, together with all rights commonly referred to as "moral rights," in and to the Blood Screening Instruments or Clinical Diagnostic Instruments in which Gen-Probe has an ownership or other licensable interest during the Blood Screening Term or the Clinical Diagnostic Term; all to the extent and only to the extent that Gen-Probe has the right to grant licenses, immunities or other rights thereunder.

      1.33 "Gen-Probe Know-How" shall mean all information of any type whatsoever (including without limitation, formulae, procedures, protocols, techniques, data and results of experimentation and testing), which is Confidential Information of Gen-Probe and which (i) relates to the Gen-Probe Patent Rights and which is necessary to exploit the Gen-Probe Patent Rights for use in the Blood Screening Field or Clinical Diagnostic Field or (ii) is disclosed by Gen-Probe pursuant to Article 8, all to the extent and only to the extent that Gen-Probe has the right to grant licenses, immunities or other rights thereunder.

      1.34 "Gen-Probe IP Rights" shall mean, collectively, the Gen-Probe Copyrights, Gen-Probe Know-How and Gen-Probe Patent Rights.

      1.35 "Gen-Probe Marks" shall mean those trademarks owned by or licensed to Gen-Probe (other than pursuant to this Agreement) which are used to market any Product in accordance with the provisions of this Agreement.

      1.36 "Gen-Probe Patent Rights" shall mean (a) all the patents and patent applications which cover nucleic acid probe assays and instrument technologies, to the extent necessary for use in the Initial Blood Screening Assays, Initial Clinical Diagnostic Assays, Initial Blood Screening Instruments, or Initial Clinical Diagnostic Instruments but only to the extent in each case (i) of the design of the Products as of the Effective Date and (ii) that Gen-Probe has an ownership or other licensable interest therein; (b) such other Gen-Probe patent rights which claim markers or their uses as may become subject to this Agreement pursuant to the terms hereof with respect to Future Blood Screening Assays and Future Clinical Diagnostic Assays, (c) such Gen-Probe patent rights with respect to any future modifications to any Blood Screening Instrument or Clinical Diagnostic Instrument as become subject to this Agreement pursuant to Sections
3.3.7 or 4.4.8, respectively, and such Gen-Probe patent rights with respect to any future Blood Screening Instrument or Clinical Diagnostic Instrument as are developed by Gen-Probe after the Effective Date and offered to and accepted by Chiron (all pursuant to Sections 3.3.8 or 4.4.9, respectively) or ; (d) such other Gen-Probe patent rights which become subject to this Agreement pursuant to pursuant to Article 9; (e) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (f) all divisional, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents; but only to the extent that Gen-Probe has or hereafter acquires an ownership or other licensable interest, in each case, and all to the extent and only to the extent that Gen-Probe has the right to grant licenses, immunities or other rights thereunder.

      1.37 "HCV" shall mean hepatitis C virus.

      1.38 "HIV" or HIV-1" shall mean type 1 human immunodeficiency virus.

      1.39 "Initial Blood Screening Assays" shall mean those four (4) TMA Assays for use in the Blood Screening Field developed pursuant to the Development Program under Section 3.1.1 below (a) for the qualitative detection of both HCV and HIV-1, (b) for the confirmatory qualitative detection of HCV, (c) for the confirmatory qualitative detection of HIV-1, and (d) for the qualitative detection of HIV-1 for sale and use in Japan only.

      1.40 "Initial Clinical Diagnostic Assays" shall mean those four (4) TMA Assays for use in the Clinical Diagnostics Field developed pursuant to the Development Program under Section 4.1.1 below (a) for the qualitative detection of both HCV and HIV-1, (b) for the qualitative detection of HCV, (c) for the qualitative detection of HIV-1, and (d) for the quantitative detection of HIV-1, including such future improvements as may be agreed by the parties.

      1.41 "Japanese HIV Qualitative Blood Screening Assay" shall mean the Initial Blood Screening Assay for the qualitative detection of HIV-1 developed for sale and use in Japan only.

      1.42 "Leader/Magnetic Separation Instrument" shall mean the manual instrument, and related software and appropriate repair parts, for DNA/RNA amplified assay processing incorporating a separate magnetic wash station and a chemiluminescent detection system (Leader HC) required to perform the following steps: (a) magnetic separation of the captured target RNA/DNA, (b) washing and aspiration of the captured target RNA/DNA, and (c) chemiluminescent detection steps needed to support Gen-Probe's patented Hybridization Protection Assay
(HPA) and TMA Assay processes and associated reagent product lines.

      1.43 "Major Distributor" shall mean the Third Party, if any, appointed by Chiron or its Affiliate as the sole and exclusive distributor (excluding the interim opportunities described in Section 3.6 below) of the Blood Screening Assays to be conducted on the Blood Screening Instruments for use in the Blood Screening Field in the United States.

      1.44 "Manufacturing Cost" shall mean, with respect to any Product, the fully-burdened cost to a party (expressed on a per unit basis) of manufacturing or having manufactured such Product, together with the packaging thereof, including the cost of materials, direct labor, quality control, warranty parts and labor, and overhead (but excluding royalties paid or payable to Third Parties), all as determined in accordance with such party's standard accounting practices for other products manufactured.

      1.45 "Manufacturing Royalty" shall mean, with respect to any Product, the amount payable by Chiron to Gen-Probe if Chiron assumes the right to manufacture or have manufactured such Product under the terms of this Agreement. The Manufacturing Royalty shall be determined by the Supervisory Board pursuant to the principles set forth below, and if the Supervisory Board is unable to agree, shall be subject to resolution pursuant to Article 13.

            1.45.1 With respect to any Initial Blood Screening Assay(s) or Future Blood Screening Assay(s), the Manufacturing Royalty shall be payable in lieu of the Transfer Price and Applicable Purchase Price hereunder, and shall mean an amount equal to the Applicable Purchase Price for such Assay then in effect, less (i) the Manufacturing Cost to Chiron of such Assay(s), and less
(ii) an amount designed to permit Chiron to recover the costs incurred in connection with assuming the right to manufacture or have manufactured such Assay(s), but in no event less than a commercially reasonable royalty for the Gen-Probe IP Rights applicable to such Assay(s). The costs referenced in subparagraph (ii) hereof shall include, without limitation, the fully burdened costs incurred by Chiron in connection with the transfer of manufacturing rights (to the extent not borne by Gen-Probe directly), including capital costs of any investment in facilities or equipment, amortized in accordance with generally accepted accounting principles, but only to the extent required in connection with the transfer under the provisions of this Agreement and only after proper consideration and allocation as to the then-remaining Blood Screening Term (i.e., a facility built in the last year of the Blood Screening Term will not be charged entirely to Gen-Probe). Once the costs referred to in subparagraph (ii) have been recovered, the deduction from the Applicable Purchase Price pursuant to subparagraph (ii) shall cease.

            1.45.2 With respect to any Initial Clinical Diagnostic Assay(s), the Manufacturing Royalty shall be payable in lieu of the Transfer Price hereunder, and shall mean an amount equal to a percentage of Net Sales of such Assay(s) determined by subtracting from the Transfer Price (i) the Manufacturing Cost to Chiron of such Assay(s), and (ii) an amount designed to permit Chiron to recover the costs incurred in connection with assuming the right to manufacture or have manufactured such Assay(s), but in no event less than a commercially reasonable royalty for the Gen-Probe IP Rights applicable to such Assay(s). The costs referenced in subparagraph (ii) hereof shall include, without limitation, the fully burdened costs incurred by Chiron in connection with the transfer of manufacturing rights (to the extent not borne by Gen-Probe directly), including capital costs of any investment in facilities or equipment, amortized in accordance with generally accepted accounting principles, but only to the extent required in connection with the transfer under the provisions of this Agreement and only after proper consideration and allocation as to the then-remaining Clinical Diagnostic Term (i.e., a facility built in the last year of the Clinical Diagnostic Term will not be charged entirely to Gen-Probe). Once the costs referred to in subparagraph (ii) have been recovered, the deduction from the Transfer Price pursuant to subparagraph (ii) shall cease.

            1.45.3 With respect to any Future Clinical Diagnostic Assay Blood Screening Instrument or Clinical Diagnostic Instrument, there will be no Manufacturing Royalty. Upon assumption of the right to manufacture or have manufactured any such Assay or Instruments, Chiron will cease to pay Gen-Probe the Transfer Price with respect to such Assay or Instruments.

      1.46 "Net Sales" shall mean, with respect to any Product(s), on a per unit basis where applicable and in the aggregate where applicable, the gross sales price of such Product(s) invoiced by any of (i) Chiron, (ii) Chiron's Affiliates, (iii) Gen-Probe, (iv) CDS or, (v) only as to Blood Screening Assays, the Major Distributor, or any other distributor for Chiron in Japan, Germany, Italy, France, or the United Kingdom, (all of which are individually referred to hereafter in this Section 1.46 as "Seller") following shipment to unaffiliated Third Parties less, to the extent actually paid or accrued by such Seller (a) discounts, rebates or chargebacks actually allowed and taken, to the extent consistent with industry practices and price reductions given for similar products by such Seller; and/or (b) amounts repaid or credited by reason of rejection, spoilage, expiration or return; and/or (c) to the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, or transportation or insurance charges; and/or (d) charges for freight, handling and transportation; and/or (e) sales, use and value-added taxes and other similar taxes incurred and separately stated on invoices; and/or (f) customs duties, surcharges and other governmental charges incurred in exporting or importing such Product.

            1.46.1 In the event that a Product is sold in combination with another product (a "Combination Product") for a single price in a particular period, Net Sales from sales of a Combination Product for that period, for purposes of this Agreement, shall be calculated by multiplying the Net Sales of that Combination Product for that period by the fraction A/(A+B), where A is the average per unit Net Sales of the Product sold separately in the country of sale in that period and B is the average per unit Net Sales of the other product(s) sold separately in the country of sale in that period. This calculation shall be made for each Product comprising the Combination Product and the results added. In the event that no such separate sales are made in the applicable period, Net Sales of such Combination Product shall be determined based on a reasonable apportionment of the gross amount invoiced therefore based upon the relative contribution of the Product to the price of the Combination Product. Such apportionment shall be negotiated in good faith between the parties and resolved pursuant to Article 13 if they are unable to agree.

            1.46.2 In the event that Chiron (or its Affiliate)invoices Third Parties for performance of Clinical Diagnostic Assays in the reference testing laboratory of Chiron (or its Affiliate), the amount of Net Sales per assay performed shall be equal to the average per unit Net Sales for sales of Clinical Diagnostic Assay in the country in which such assay is performed during the quarter in which such assay is performed, or, if such Clinical Diagnostic Assay is not sold for commercial use in such country during such quarter, the worldwide average per unit Net Sales for sales of such Clinical Diagnostic Assay for such quarter, or, if such Clinical Diagnostic Assay is not sold commercially in any country, a reasonable apportionment shall be made of the gross amount invoices for performance of the assay between the value of the assay and the value of the laboratory services associated therewith, taking into account the average selling prices of similar products. Such apportionment shall be negotiated in good faith between the parties and resolved pursuant to Article 13 if they are unable to agree.

            1.46.3 With respect to each Clinical Diagnostic Assay only, Net Sales shall exclude the cost (determined in accordance with applicable industry standards) of the Clinical Diagnostic Instrument and the service components of an operating lease, capital lease, reagent rental arrangement or similar program for which the cost of such components is included in the price of such Clinical Diagnostic Assay purchased by the lessee or renter of the instrument.

            1.46.4 For purposes of calculating Net Sales, a party may, at its option, determine the allowable deductions from gross sales based on accruals estimated reasonably and consistently with such party's standard accounting practices. If such accruals are used, the other party will be so notified, and the actual deductions shall be calculated and the Net Sales will be adjusted, if necessary, to reflect such actual deductions, on an annual basis.

      1.47 "Nonexclusive Future Clinical Diagnostic Assays" shall mean those TMA Assays which are conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field for the purpose of detecting, identifying, quantifying, or testing for the drug susceptibility of viral organisms or cancer (other than those which are the subject of the Initial Clinical Diagnostic Assays or the Exclusive Future Clinical Diagnostic Assays) which are selected pursuant to Section 4.3.1 below and developed under Section 4.3.2 below, subject to the provisions of Section 4.3.7 below.

      1.48 "Pass Through Royalty" shall mean, with respect to any Clinical Diagnostic Assay, the following royalty:

            1.48.1 With respect to each Initial Clinical Diagnostic Assay (other than the Combo Clinical Diagnostic Assay, an amount not to exceed [***] of the Net Sales of such Initial Clinical Diagnostic Assay, equal to the amount of the royalties owing by Gen-Probe to any Third Party in connection with the manufacture, use or sale of such Initial Clinical Diagnostic Assay by Chiron and its Affiliates.

            1.48.2 With respect to each Future Clinical Diagnostic Assay, an amount equal to the sum of (a) an amount not to exceed [***] of the Net Sales of such Future Clinical Diagnostic Assay, equal to the amount of the royalties owing by Gen-Probe to any Third Party in connection with the manufacture, use or sale of such Future Clinical Diagnostic Assay by Chiron and its Affiliates for Third Party technology which is also used in any Initial Clinical Diagnostic Assay, plus (b) to the extent approved by the Supervisory Board, the amount of the royalties owing by Gen-Probe to any Third Party in connection with the manufacture, use or sale of such Future Clinical Diagnostic Assay by Chiron and its Affiliates, for Third Party technology which is not used in any Initial Clinical Diagnostic Assay, provided, however, that Gen-Probe shall not have any obligation under this Agreement with respect to any such Third Party technology except pursuant to further express written agreement.

      1.49 "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      1.50 "Product" shall mean a Blood Screening Assay, Clinical Diagnostic Assay, Blood Screening Instrument, Clinical Diagnostic Instrument or Rare Reagent.

      1.51 "Rare Reagents" shall mean, with respect to any Blood Screening Assay or Clinical Diagnostic Assay, those enzymes, nucleic acids (probes and primers), buffers, target capture particles and other biochemical components and reagents which are necessary to manufacture or conduct such TMA Assay and (a) are not generally available from other sources for such use, or (b) if generally available from other sources for such use, are subject to purchase commitments by Gen-Probe.

      1.52 "Sales Royalty" shall mean, with respect to any Blood Screening Assay or Clinical Diagnostic Assay, the following royalty:

            1.52.1 With respect to each Future Blood Screening Assay or Exclusive Future Clinical Diagnostic Assay for which Gen-Probe is the sole funding party under Section 3.2.3(b) or Section 4.2.1(b), below, the royalty set forth in such section.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            1.52.2 Except as set forth in Section 1.52.4 below, with respect to the Exclusive Future Clinical Diagnostic Assays, the applicable percentage set forth below of the Net Sales of all Exclusive Future Clinical Diagnostic Assays:

                                    That Portion of Annual Net Sales of
            Rate                    all Excl. Future Clin. Diag. Assays
            ----                    -----------------------------------
            [***]                   [***]

            1.52.3 Except as set forth in Section 1.52.4 below, with respect to the Nonexclusive Future Clinical Diagnostic Assays, the applicable percentage set forth below of the Net Sales of all Nonexclusive Future Clinical Diagnostic
Assays:

                                    That Portion of Annual Net Sales of
            Rate                    all Nonexcl. Future Clin. Diag. Assays
            ----                    --------------------------------------
            [***]                   [***]

            1.52.4 With respect to each Future Clinical Diagnostic Assay sold for use in reference laboratories owned or operated by Chiron (or its Affiliates), [***] of the Net Sales of such Future Clinical Diagnostic Assay for use in such reference laboratories.

      1.53 "Supervisory Board" shall mean the committees comprising representatives of Gen-Probe and Chiron as described in Section 5.1 below.

      1.54 "Territory" shall mean the entire world; provided, however, that the Territory for the Japanese HIV Qualitative Blood Screening Assay shall be Japan only.

      1.55 "Third Party" shall mean any Person other than Gen-Probe, Chiron and their respective Affiliates.

      1.56 "Tigris Instrument" shall mean the integrated, automated instrument, and related software and appropriate repair parts, for DNA/RNA amplified assay processing incorporating all systems required to perform the following steps:
(a) lysis/annealing, (b) enzymatic amplification, (c) hybridization/ selection,
(d) detection/decontamination, which utilize processing steps that include heating/cooling, reagent addition, mixing, chemiluminescent detection and aspiration needed to support Gen-Probe's patented Hybridization Protection Assay
(HPA) and TMA Assay processes and associated reagent product lines.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      1.57 "TMA Assay" shall mean an in vitro diagnostic assay based on or utilizing transcription-mediated amplification.

      1.58 "Transfer Price" shall mean, with respect to any Product, on a per unit basis, the following price:

            1.58.1 With respect to any Initial Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished goods as required by CBER or by market demand. The Transfer Price, based on this objective, is expected to range between [***] the Applicable Purchase Price, but it no case shall it be less than Gen-Probe's Manufacturing Cost. Subject to these guidelines, the Transfer Price shall be determined by the Supervisory Board and reviewed annually.

            1.58.2 With respect to any Future Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished goods as required by CBER or by market demand. The Transfer Price, based on this objective, is expected to range between [***] the estimated Applicable Purchase Price, but it no case shall it be less than Gen-Probe's Manufacturing Cost. Subject to these guidelines, the Transfer Price shall be determined by the Supervisory Board and reviewed annually.

            1.58.3 With respect to the Combo Clinical Diagnostic Assay, in the first year following the First Commercial Sale thereof, an amount equal to [***] of the estimated Applicable Purchase Price thereof for such year (calculated pursuant to Section 1.58.10). Subject to the guidelines set forth in 1.58.1 and 1.58.2, the Transfer Price shall be determined by the Supervisory Board and reviewed annually.

            1.58.4 With respect to the Initial Clinical Diagnostic Assay for the qualitative detection of HCV, an amount equal to (a) [***] for the first three years after the First Commercial Sale thereof, and (b) [***] thereafter; provided, however, that each such price shall be adjusted on each anniversary of the Effective Date, pursuant to a fair method to be agreed upon by the parties, to reflect any net increase (after considering additional manufacturing efficiencies) in Gen-Probe's costs due to inflation or extraordinary increases in the cost of raw components.

            1.58.5 With respect to the Initial Clinical Diagnostic Assay for the qualitative detection of HIV-1, an amount equal to (a) [***] for the first three years after the First Commercial Sale thereof, and (b) [***] thereafter; provided, however, that each such price shall be adjusted on each anniversary of the Effective Date, pursuant to a fair method to be agreed upon by the parties, to reflect any net increase (after considering additional manufacturing efficiencies) in Gen-Probe's costs due to inflation or extraordinary increases in the cost of raw components.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            1.58.6 With respect to the Initial Clinical Diagnostic Assay for the quantitative detection of HIV-1, an amount equal to (a) [***] for the first three years after the First Commercial Sale thereof, and (b) [***] thereafter; provided, however, that each such price shall be adjusted on each anniversary of the Effective Date, pursuant to a fair method to be agreed upon by the parties, to reflect any net increase (after considering additional manufacturing efficiencies) in Gen-Probe's costs due to inflation or extraordinary increases in the cost of raw components. The price set forth herein assumes a kit size of 100 tests. If more than ten percent (10%) of the tests in a standard kit are required for use as standards and controls or duplicate tests for patient results, then the parties shall negotiate in good faith to adjust the price set hereunder, to the benefit of Chiron.

            1.58.7 With respect to any Future Clinical Diagnostic Assay, an amount equal to one hundred twenty percent (120%) of the Manufacturing Cost of such Future Clinical Diagnostic Assay.

            1.58.8 With respect to any initial Tigris Blood Screening Instrument or initial Tigris Clinical Diagnostic Instrument, including warranty, an amount equal to the amount actually invoiced to Gen-Probe by the manufacturer, plus shipping, plus the amount of Gen-Probe's warranty obligation (the "Actual Instrument Cost"). Chiron shall have no obligation to pay the Actual Instrument Cost to the extent such Cost exceeds [***], reasonably adjusted for inflation after the Effective Date (the "Adjusted Maximum Instrument Price"). Such excess cost shall be paid by Gen-Probe. To the extent that Gen-Probe pays any such excess cost and the Actual Instrument Cost for any subsequent Instrument is less than the Adjusted Maximum Instrument Price, the amount paid by Chiron to Gen-Probe for such subsequent Instruments shall be the Adjusted Maximum Instrument Price, until such time as Gen-Probe has recovered all excess costs paid by it, and thereafter the amount paid shall be the Actual Instrument Cost. Should CBER mandate modifications to any Blood Screening Instrument which results in extraordinary increases in the cost of the Instrument, the parties shall negotiate in good faith with respect to adjusting the amounts set forth herein.

            1.58.9 With respect to any Leader/Magnetic Separation Blood Screening Instrument or Leader/Magnetic Separation Clinical Diagnostic Instrument, an amount equal to the lesser of (a) [***], reasonably adjusted for inflation, and (b) [***] of the Manufacturing Cost of such Blood Screening Instrument or Clinical Diagnostic Instrument. Should CBER mandate modifications to any Blood Screening Instrument which results in extraordinary increases in the cost of the Instrument, the parties shall negotiate in good faith with respect to adjusting the amounts set forth herein.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            1.58.10 For purposes of Sections 1.58.1 through 1.58.3 above, the estimated Applicable Purchase Price of any assay shall be (a) for the first year following the First Commercial Sale of such assay, the reasonably estimated weighted average of the Applicable Purchase Price of such assay (calculated in United States dollars), as determined by the mutual agreement of the parties prior to the date of the first delivery of such assay to Chiron hereunder; and
(b) for each year thereafter, the actual weighted average of the Applicable Purchase Price of such assay (calculated in United States dollars) for the preceding year.

      1.59 "Valid Claim" shall mean (a) as to any technology of a party (whether or not "Core Technology" of that party), a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any final judgment as to which the owner or rights holder has no further right of appeal and, in addition (b) as to any Core Technology of a party, a claim of a patent application which is being prosecuted or pursued in good faith for the United States and which meets the requirements for patentability under applicable law and that has not been abandoned or finally rejected without the possibility of appeal or refiling. "Core Technology" shall mean as to Chiron the technology claimed in the patents and patent applications set forth in Schedule "B" (together with any unlisted patents and patent applications which claim priority from the listed patents and any and all patents that have issued or in the future issue from the foregoing patents and patent applications and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, or additions thereof) and as to Gen-Probe the technology claimed in the patents and patent applications set forth in Schedule "C" (together with any unlisted patents and patent applications which claim priority from any of the listed patents and any and all patents that have issued or in the future issue from the foregoing patents and patent applications and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, or additions thereof). Either party may contest whether a claim in a pending patent application for the United States meets the requirements for patentability under applicable law. Such contest shall be made pursuant to the procedures established by Article 13 except that (i) in lieu of submitting the issue to a single arbitrator, the issue shall be submitted to a panel of three patent attorneys with experience in the subject matter for binding determination and (ii) there shall be no appeal from the decision of the majority of such panel. The burden of proof before the arbitrators shall be a preponderance of the evidence.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

      2.1 By Each Party. Each party hereby represents and warrants to the other party as of the date of the execution of this Agreement (except as specifically otherwise indicated below) as follows:

            2.1.1 Corporate Existence and Power. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party's ability to perform its obligations under this Agreement.

            2.1.2 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

            2.1.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained on or before the Effective Date.

            2.1.4 No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.

            2.1.5 No Notice of Infringement. As of the Effective Date, except as otherwise disclosed in writing to the other party, such party has not received any written notice from a Third Party alleging that any technology of such party to be utilized in any Product (as and to the extent defined as of the Effective
Date) to be made or sold pursuant to this Agreement would infringe the issued patents of such Third Party.

      2.2 By Chiron. Chiron hereby represents and warrants to Gen-Probe that Chiron has not granted any license in the United States or Japan (except as Chiron has advised Gen-Probe in writing) or other rights or interests in or under the Chiron HCV Patent Rights to any Person for use in the Blood Screening Field.

      2.3 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY EITHER PARTY THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS, THAT ANY PATENT WITHIN THE GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON. FURTHERMORE (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 6.6 BELOW), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE GEN-PROBE PATENT RIGHTS OR CHIRON PATENT RIGHTS OR THE PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

                                    ARTICLE 3

                            BLOOD SCREENING PRODUCTS

      3.1 Initial Blood Screening Assays.

            3.1.1 Development Programs.

            (a) Establishment. Prior to the date of this Agreement, Gen-Probe has expended significant effort and resources in the development of the Initial Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Promptly following the Effective Date, Gen-Probe shall prepare and submit to Chiron a written Development Program and budget for each Initial Blood Screening Assay, which shall set forth (i) the specifications for such Initial Blood Screening Assay, (ii) a proposed schedule for the Development Program, and (iii) the parties' respective obligations to develop such Initial Blood Screening Assay and to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell in the Territory such Initial Blood Screening Assay to be conducted by the Blood Screening Instruments for use in the Blood Screening Field; provided, however, that any responsibilities of Chiron under the Development Program for any Initial Blood Screening Assay shall be subject to the prior express written consent of Chiron. The Development Program as proposed by Gen-Probe for each Initial Blood Screening Assay may not be modified except by the action of the Supervisory Board.

            (b) Responsibilities. Gen-Probe shall develop each Initial Blood Screening Assay in accordance with the applicable specifications and the applicable Development Program documents, and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell each such Initial Blood Screening Assay to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Chiron shall consult with Gen-Probe on such matters and Gen-Probe shall reasonably consider Chiron's advice and recommendations on all matters relating to such Development Program.

            (c) Conduct of Development. Gen-Probe, and Chiron in the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, shall conduct their respective obligations under the Development Program for each Initial Blood Screening Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under each such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

            (d) Subcontracts. Upon approval of the Supervisory Board which shall not be unreasonably withheld by either party (and except as to such subcontracts which exist as of the Effective Date), Gen-Probe and Chiron each may subcontract portions of the Development Program for each Initial Blood Screening Assay to be performed by it in the normal course of its business; provided, however, that
(i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to any sublicense) of any intellectual property rights of the other party or Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [***]; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            3.1.2 Funding. Gen-Probe shall pay all Development Costs of conducting its obligations under the Development Program for each Initial Blood Screening Assay; provided, however, that Chiron shall reimburse Gen-Probe for the mutually-agreed amount of Development Costs associated with implementing those modifications (if any) to the applicable specifications and the applicable Development Program documents as Chiron proposes and Gen-Probe agrees. In the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, Chiron shall pay all Development Costs of conducting its obligations under the Development Program for each Initial Blood Screening Assay.

            3.1.3 Manufacturing.

            (a) Subject to Section 3.1.3(b) below, Gen-Probe shall have the exclusive right and the obligation to manufacture (or to have manufactured) and supply Chiron with its requirements of the Initial Blood Screening Assays in the Territory for use in the Blood Screening Field in accordance with Article 6 below.

            (b) If Gen-Probe (i) fails at any time during the Blood Screening Term to maintain the applicable FDA (CBER) license for the facility used to manufacture an Initial Blood Screening Assay (unless Gen-Probe is approved by CBER to manufacture from an alternate location or the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder); or (ii) fails to supply Chiron within [***] after the requested delivery date with Chiron's monthly requirements for an Initial Blood Screening Assay ordered in accordance with Section 6.3 below, for any [***] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Initial Blood Screening Assay, to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field; provided, however, such right of Chiron shall be on an assay-by-assay basis for a failure to supply and provided further that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Initial Blood Screening Assay in accordance with Article 6 below. In such event, Chiron shall consider in good faith, as its preferred alternative upon Gen-Probe's request, to take over control and responsibility for the facility used by Gen-Probe to manufacture the Initial Blood Screening Assays, and Gen-Probe promptly shall provide such

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Initial Blood Screening Assay.

            (c) If either party exercises any right granted hereunder to have any Initial Blood Screening Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            3.1.4 Commercialization.

            (a) Except as otherwise set forth in Sections 3.1.4(b), 3.1.4(d) and
3.6 below, during the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Initial Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Initial Blood Screening Assays in the Territory to be conducted by the Blood Screening Instruments for use in the Blood Screening Field.

            (b) CDS shall have the exclusive right, at its sole cost, to promote, market and sell the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field until the earlier of (i) [***] after the First Commercial Sale of the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field, and (ii) the [***] in Japan for use in the Blood Screening Field. Thereafter, subject to Section 3.1.4(d) below, during the Blood Screening Term, Chiron shall have the exclusive right, at its sole cost, to promote, market and sell the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field. Chiron's Japanese Affiliate shall support the marketing in Japan for the Japanese HIV Qualitative Blood Screening Assay in a manner to be agreed upon between CDS and Chiron's Japanese Affiliate and not inconsistent with CDS's marketing program.

            (c) Subject to regulatory requirements, the Initial Blood Screening Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (d) CDS shall have the right to co-promote the Initial Blood Screening Assays in Japan, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor (provided that no such strategy shall preclude co-promotion).

            3.1.5 Licenses.

            (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under each Development Program to develop the Initial Blood Screening Assays, and (ii) to manufacture or have manufactured the Initial Blood Screening Assays. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under each Development Program to develop the Initial Blood Screening Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Initial Blood Screening Assay under
Section 3.1.3(b) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive (except to the extent that Gen-Probe elects to meet the requirements of CDS as provided under Section 3.1.4(b) above) license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.1.3(b) above to manufacture (or have manufactured) such Initial Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            3.1.6 Compensation to Gen-Probe. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. Within thirty (30) days after receipt of each shipment and invoice of Initial Blood Screening Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Initial Blood Screening Assay purchased by Chiron or its Affiliates.

            (b) Applicable Purchase Price. Within forty-five days after the end of each calendar month, if the Applicable Purchase Price for each Initial Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor (other than sales pursuant to Sections 3.1.4(b) or 3.6) during such calendar month is greater than the Transfer Price for such Initial Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then

Chiron shall pay the difference to Gen-Probe. If the Applicable Purchase Price for an Initial Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor (other than sales pursuant to Sections 3.1.4(b) or 3.6) during such calendar month is less than the Transfer Price for such Initial Blood Screening Assay previously paid by Chiron, its Affiliates, or the Major Distributor to Gen-Probe, then Gen-Probe shall pay the difference to Chiron.

            (c) Adjustment to Applicable Purchase Price.

                  (i) If, in any calendar quarter, the average Net Sales price per unit in the United States for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 (other than sales pursuant to Sections 3.1.4(b) or 3.6) is [***], (provided, however, that such threshold price shall be adjusted for inflation occurring after the Effective Date which increases Gen-Probe's net Manufacturing Cost, pursuant to a fair method to be agreed upon by the parties), then the parties shall meet and negotiate in good faith concerning an adjustment to the Applicable Purchase Price in the Territory designed to compensate Gen-Probe with respect to the disproportionate burden which, as the party bearing the manufacturing cost, it would bear from the reduction in the average selling price. At such time, if any, the parties will consider, as one alternative, the establishment of a fixed transfer price for the Initial Blood Screening Assays.

                  (ii) Within sixty (60) days after the end of each calendar quarter, Chiron shall prepare and provide Gen-Probe with a report showing in reasonably specific detail for such calendar quarter the calculation of the weighted average of the Net Sales price per unit in the Territory for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 (other than sales pursuant to Sections 3.1.4(b) or 3.6).

            (d) Applicable Royalty. Within sixty (60) days after the end of each calendar quarter, Chiron shall pay to Gen-Probe the Applicable Royalty, if any, for each Initial Blood Screening Assay sold by Chiron or its Affiliates during such calendar quarter.

            (e) Rare Reagent Price. Within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to [***] of the Manufacturing Cost for all Rare Reagents purchased by Chiron for use in manufacturing Initial Blood Screening Assays under Section 3.1.3(b) above.


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                                      -26-

            3.1.7 Compensation to Chiron. Gen-Probe shall cause CDS to pay to Chiron an amount equal to [***] of the Net Sales of each Japanese HIV Qualitative Blood Screening Assay sold by CDS in Japan prior to the [***] by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay, and (b) [***] of the Net Sales of each Japanese HIV Qualitative Blood Screening Assay sold by CDS in Japan for sales [***] by CDS in Japan of the Japanese HIV Qualitative Blood Screening Assay. The payment provisions of Article 7 shall apply to CDS. The payments due hereunder shall be made within forty-five (45) days after the end of each calendar quarter.

      3.2 Future Blood Screening Assays.

            3.2.1 Selection.

            (a) From time to time during the Blood Screening Term, the Supervisory Board shall discuss the selection and establishment of one or more Development Programs for one or more Future Blood Screening Assays to be conducted by the Blood Screening Instruments.

            (b) If both parties wish to develop a Future Blood Screening Assay, the Supervisory Board shall discuss in good faith and establish a mutually acceptable written Development Program and a budget for such development (both of which shall be updated at least annually) for such Future Blood Screening Assay which shall set forth (i) the specifications for such Future Blood Screening Assay, and (ii) the parties' respective obligations to develop such Future Blood Screening Assay and to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell the Future Blood Screening Assays in the Territory for use in the Blood Screening Field.

            (c) If one party wishes to develop the Future Blood Screening Assay and the other party does not, the party wishing to conduct such development shall have the right to proceed at its sole expense, in accordance with a Development Program, including a budget, to be updated annually, approved by the Supervisory Board (which approval shall not be unreasonably withheld or delayed), provided that such Developing Party may elect to cease such development at any time in its discretion. The other party shall have no obligation to fund any of the Development Costs of conducting the Development Program for such Future Blood Screening Assay. In any event, Chiron shall have the exclusive right to market and sell all Future Blood Screening Assays pursuant to Section 3.2.5.

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    the Commission. Confidential treatment has been requested with respect to
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                                      -27-

            3.2.2 Development Programs.

            (a) Responsibilities. With respect to each Future Blood Screening Assay and subject to the provisions of Section 3.2.1, Gen-Probe and Chiron each shall conduct their respective obligations under the Development Program established by the Supervisory Board for such Future Blood Screening Assay to develop such Future Blood Screening Assay in accordance with the specifications established by the Supervisory Board, and to conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell such Future Blood Screening Assay to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Each party shall have the right to consult with the other party regarding any Development Program pursuant to Section 3.2.1(c) and the other party shall reasonably consider such party's advice and recommendations.

            (b) Conduct of Development. Gen-Probe and Chiron shall conduct their respective obligations under the Development Program for each Future Blood Screening Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under each such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

            (c) Subcontracts. Upon approval of the Supervisory Board, which shall not be unreasonably withheld by either party, Gen-Probe and Chiron each may subcontract portions of the Development Program for each Future Blood Screening Assay to be performed by it in the normal course of its business; provided, however, that (i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any intellectual property rights of the other party or the Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work;
(iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [***]; and (vi) if required by the Supervisory Board, the subcontracted party shall

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    the Commission. Confidential treatment has been requested with respect to
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                                      -28-
enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            3.2.3 Funding.

            (a) Subject to Section 3.2.3(b) below, Gen-Probe and Chiron each shall pay one half (1/2) of the aggregate Development Costs of conducting the Development Program for each Future Blood Screening Assay which they mutually agree to develop. Within thirty (30) days after the end of each calendar quarter, each party shall report to the other all Development Costs incurred by such party (if any) during such calendar quarter in conducting the Development Program for each Future Blood Screening Assay. Within thirty (30) days after receiving such reports, the parties shall make such payments to each other as are necessary to cause each party to have paid its appropriate share under this section of the aggregate budgeted Development Costs incurred with respect to the Development Program for such Future Blood Screening Assay during such calendar quarter.

            (b) In the case of a Future Blood Screening Product which is funded by one party pursuant to Section 3.2.1(c), such party shall be solely responsible for all Development Costs of such Future Blood Screening Assay.

                  (i) If the funding party is Gen-Probe, Chiron shall pay, in accordance with Section 3.2.7(c) below, an additional royalty to Gen-Probe equal to a percentage, established by the Supervisory Board at the time of approval of the Development Program, of Net Sales of such Future Blood Screening Assay, until the aggregate royalty paid to Gen-Probe solely under this sentence effectively reimburses Gen-Probe for disproportionate budgeted Development Costs incurred by Gen-Probe with respect to the Development Program for such Future Blood Screening Assay.

                  (ii) If the funding party is Chiron, Chiron shall be entitled to offset against amounts owing to Gen-Probe solely with respect to such Future Blood Screening Assay an amount equal to a percentage, established by the Supervisory Board at the time of approval of the Development Program, of Net Sales of such Future Blood Screening Assay, until the aggregate offset taken solely under this sentence effectively reimburses Chiron for disproportionate budgeted Development Costs incurred by Chiron with respect to the Development Program for such Future Blood Screening Assay.

                  (iii) The additional royalty or offset established by the Supervisory Board shall be intended to enable the funding party to recover such Development Costs for such Development Program within the longer of (i) [***] or
(ii) a period equal to the duration of such Development Program. The additional royalty or offset shall be set based on the information available to the Supervisory Board at the time of its initial approval of


                                      -29-

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
the Development Program and shall not be adjusted thereafter except at the sole discretion of the Supervisory Board.

            3.2.4 Manufacturing.

            (a) Subject to Section 3.2.4(b) below, Gen-Probe shall have the exclusive right and the obligation to manufacture (or to have manufactured) and supply Chiron with its requirements of the Future Blood Screening Assays in the Territory for use in the Blood Screening Field in accordance with Article 6 below.

            (b) If Gen-Probe (i) fails at any time during the Blood Screening Term to maintain the applicable FDA (CBER) license for the facility used to manufacture the Future Blood Screening Assays (unless Gen-Probe is approved by CBER to manufacture from an alternate location or the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder) or (ii) fails to supply Chiron within [***] after the requested delivery date with Chiron's monthly requirements for a Future Blood Screening Assay ordered in accordance with Section 6.3 below, for any [***] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Future Blood Screening Assays,, all to the extent that any such Assay is to be conducted by the Blood Screening Instruments in the Territory for use in the Blood Screening Field; provided, however, such right of Chiron shall be on an assay-by-assay basis for a failure to supply and provided further that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this Agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Future Blood Screening Assay in accordance with
Article 6 below. In such event, Chiron shall consider in good faith, as its preferred alternative upon Gen-Probe's request, to take over control and responsibility for Gen-Probe's facility used to manufacture the Future Blood Screening Assays, and Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Future Blood Screening Assay.

            (c) If a party exercises any right granted hereunder to have any Future Blood Screening Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted

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                                      -30-
party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            3.2.5 Commercialization.

            (a) During the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Future Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Future Blood Screening Assays in the Territory to be conducted by the Blood Screening Instruments for use in the Blood Screening Field.

            (b) Subject to regulatory requirements, the Future Blood Screening Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            3.2.6 Licenses.

            (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under each Development Program to develop the Future Blood Screening Assays, and (ii) to manufacture or have manufactured the Future Blood Screening Assays. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under each Development Program to develop the Future Blood Screening Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Future Blood Screening Assays under
Section 3.2.4(b) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.2.4(b) above to manufacture (or have manufactured) such Future Blood Screening Assays to be conducted by the Blood Screening Instruments for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            3.2.7 Compensation to Gen-Probe. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. Within thirty (30) days after receipt of each shipment and invoice of Future Blood Screening Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Future Blood Screening Assay purchased by Chiron or its Affiliates.

            (b) Applicable Purchase Price. Within forty-five (45) days after the end of each calendar month, if the Applicable Purchase Price for each Future Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor during such calendar month is greater than the Transfer Price for such Future Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Chiron shall pay the difference to Gen-Probe. If the Applicable Purchase Price for a Future Blood Screening Assay sold by Chiron, its Affiliates, or the Major Distributor during such calendar month is less than the Transfer Price for such Future Blood Screening Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Gen-Probe shall pay the difference to Chiron.

            (c) Applicable Royalty. Within sixty (60) days after the end of each calendar quarter, Chiron shall pay to Gen-Probe the Applicable Royalty, if any, for each Future Blood Screening Assay sold by Chiron or its Affiliates during such calendar quarter.

            (d) Rare Reagent Price. Within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to [***] of the Manufacturing Costs for all Rare Reagents purchased by Chiron for use in manufacturing Future Blood Screening Assays under Section 3.2.4(b) above.

            3.2.8 Noncompetition.


           (a) During the Blood Screening Term, neither party shall develop, manufacture or sell (whether alone, with or by its Affiliate, or in collaboration with any Third Party) any nucleic acid probe based assay specifically intended for use in the Blood Screening Field (recognizing the lack of clear distinction between blood screening and clinical diagnostic markets in some countries), other than pursuant to this Agreement and except as provided in Section 3.2.8(b), (c), or (d) below, and except as follows:

                  (i) Chiron and/or its Affiliates shall have the right to develop, manufacture and/or sell non-TMA assays for use in the Blood Screening Field, alone or in collaboration with a Third Party, using a new or improved nucleic acid probe based assay method and instrumentation for such assay method which is demonstrated to be technologically superior to the technologies incorporated in the Products for the Blood Screening Field. For



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

this purpose, superiority of the other technology must be demonstrated using reasonable measures, which shall include significant advantages as compared with TMA Assays and a significant negative impact on sales and profits of Blood Screening Assays. Chiron and/or its Affiliates shall also have the right to develop, manufacture and/or sell any non-TMA assay for use in the Blood Screening Field, alone or in collaboration with a Third Party, using a new or improved nucleic acid probe based assay method and instrumentation for such assay method which is mandated, by an applicable regulatory authority, for use
(i) in place of, or (ii) in conjunction with, a Product for the Blood Screening Field. No grant of any license to Chiron by Gen-Probe under this Agreement shall apply to any non-TMA Assay.

                  (ii) In the event that Chiron (or its Affiliates) elects to develop, manufacture or sell an assay in the Blood Screening Field using another technology for the same virus or marker as a Blood Screening Assay pursuant to Section 3.2.8(a)(i), and Chiron ceases to market and sell such Blood Screening Assay, directly or through distributors, Gen-Probe shall have the right to market and sell such Blood Screening Assay, and Chiron shall grant to Gen-Probe such licenses under Chiron IP Rights as are necessary to enable such activities by Gen-Probe. In such event, Gen-Probe shall pay Chiron a percentage of Net Sales by Gen-Probe of such Blood Screening Assay, to be negotiated reasonably and in good faith by the parties, which will be based on the revenue sharing reflected in the Applicable Purchase Price of such Blood Screening Assay under this Agreement, equitably adjusted to reflect the additional marketing and sales costs assumed by Gen-Probe. In the event that Chiron elects to develop, manufacture or sell an assay in the Blood Screening Field using another technology for the same virus or marker as a Blood Screening Assay pursuant to Section 3.2.8(a)(i), and Chiron continues to market and sell such Blood Screening Assay, directly or through distributors, Gen-Probe shall have the right to co-promote such Blood Screening Assay. If Gen-Probe exercises such right to co-promote, the parties will negotiate in good faith to adjust the Applicable Purchase Price in order to compensate Gen-Probe for the expenses incurred for such co-promotion.

            (b) Subject to the provisions of Section 1.2.1, during the Blood Screening Term, Chiron shall have the right, in its sole discretion, to grant licenses to Third Parties under the Chiron HCV Patent Rights or the Chiron HIV Patent Rights, with the following limitations. With respect to the patent rights for each virus, and in the United States and Japan only, once Chiron has granted [***] with respect to such virus for use in the Blood Screening Field, upon the grant of [***] license to such patent rights for such virus in such country for use in the Blood Screening Field, Chiron shall pay to Gen-Probe [***] of all consideration received by Chiron in return for the grant of such license for such virus, including upfront fees, royalties and non-cash consideration. Any further licenses, except for a license of the type described in Section 1.2.1(e) above, of such patent rights for such virus in such country for use in the Blood Screening Field may be granted



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

only with the prior written consent of Gen-Probe which shall not be unreasonably withheld so long as Chiron adequately compensates Gen-Probe. A license by Chiron for an HIV or HCV assay for the sole purpose of confirming or supplementing the results of a Blood Screening Assay shall not be considered as a license subject to the terms and restrictions of this section, so long as such confirmatory or supplemental assay is mandated by applicable regulatory authorities or demanded by the market.

            (c) During the Blood Screening Term, neither party shall grant to any Third Party any license or other rights to develop or commercialize any nucleic acid probe-based assay for any virus or marker for which there is no Blood Screening Assay then being developed or commercialized under this Agreement for use in the Blood Screening Field (including an assay for the sole purpose of confirming or supplementing the results of a Blood Screening Assay), unless such party has first presented to the Supervisory Board the opportunity to develop and commercialize a TMA Assay for such virus or marker under this Agreement for use in the Blood Screening Field. Such opportunity may involve nonexclusive or exclusive rights to the virus or marker, as negotiated by the parties through the Supervisory Board. Such negotiation shall include a determination of the Applicable Purchase Price pursuant to Section 1.2.3, which shall take into account the extent to which the opportunity is exclusive or nonexclusive. If the arrangement accepted by the Supervisory Board is nonexclusive, the party holding the intellectual property for the virus or marker shall be free to license rights to such virus or marker to Third Parties for use in the Blood Screening Field; and if not, licensing shall be subject to such restrictions as are then agreed upon.

            (d) Nothing contained in this Article 3 shall preclude Gen-Probe from developing, manufacturing, using or selling nucleic acid probes to ribosomal RNA pursuant to U.S. Patent No. 4,851,330, or U.S. Patent No. 5,288,611 and divisional, continuations, continuations-in-part, reissues, renewals, extensions or additions (the "Ribosomal RNA Patents"). Gen-Probe shall be entitled to use Hybridization Protection Assays ("HPA") in connection with any such nucleic acid probes to ribosomal RNA. In the event that Gen-Probe commercializes any such product for the Blood Screening Field, [***]. Gen-Probe shall reasonably consider extending such [***] as to other countries for which it has a right to do so.


            (e) During the Blood Screening Term, Gen-Probe shall not grant to any Third Party a license under the Gen-Probe IP Rights to develop or commercialize (i) a TMA assay for use in the Blood Screening Field or (ii) an assay utilizing Gen-Probe's "Hybridization Protection Assay" ("HPA") for use in the Blood Screening Field.

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
      3.3 Blood Screening Instruments.

            3.3.1 Development Program.

            (a) Establishment. Prior to the date of this Agreement, Gen-Probe has expended significant effort and resources in the development of the Blood Screening Instruments for use in the Blood Screening Field. Promptly following the Effective Date, Gen-Probe shall prepare and submit to Chiron a written Development Program and budget for each Blood Screening Instrument (excluding modifications and future instruments as described in Sections 3.3.7 and 3.3.8, respectively), which shall set forth (i) the specifications for such Blood Screening Instrument, (ii) a schedule for such Development Program, and (iii) the parties' respective obligations to develop such Blood Screening Instrument and (if applicable) to conduct such clinical trials and apply for such regulatory approvals as necessary or appropriate to make and sell in the Territory such Blood Screening Instrument for use in the Blood Screening Field; provided, however, that any responsibilities of Chiron under the Development Program for any Blood Screening Instrument shall be subject to the prior express written consent of Chiron. The Development Program as proposed by Gen-Probe for each Blood Screening Instrument may not be modified except by the action of the Supervisory Board.

            (b) Responsibilities. Gen-Probe shall develop each of the Blood Screening Instruments in accordance with the applicable specifications and the applicable Development Program documents and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell each of the Blood Screening Instruments in the Territory for use in the Blood Screening Field. Chiron shall consult with Gen-Probe on such matters and Gen-Probe shall reasonably consider Chiron's advice and recommendations on all matters relating to such Development Program.

            (c) Conduct of Development. Gen-Probe and Chiron, in the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Initial Blood Screening Assay, shall conduct their respective obligations under the Development Program for the Blood Screening Instruments in compliance in all material respects with all requirements of applicable laws and regulations, if any, and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe and Chiron each shall proceed diligently with their respective obligations under such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to such Development Program to carry out their respective obligations and to accomplish the objectives thereof.

            (d) Subcontracts. Upon approval of the Supervisory Board which shall not be unreasonably withheld by either party (and except as to such subcontracts which exist as of the Effective Date), Gen-Probe and Chiron each may subcontract portions of the Development Program for the Blood Screening Instruments to be performed by it in the normal course of its business; provided, however, that
(i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any intellectual property rights of the other party or the Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, [***]; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            3.3.2 Funding. Gen-Probe shall pay all Development Costs of conducting its obligations under the Development Program for the Blood Screening Instruments; provided, however, that Chiron shall reimburse Gen-Probe for the Development Costs associated with implementing those modifications (if any) to the applicable specifications and the applicable Development Program documents as Chiron proposes and Gen-Probe agrees. In the event it undertakes or is assigned by the Supervisory Board any responsibilities in connection with the Development Program for each such Blood Screening Instrument, Chiron shall pay all Development Costs of conducting its obligations under the Development Program for the Blood Screening Instruments.

      3.3.3 Manufacture.

            (a) Subject to Sections 3.3.3(b) and 3.3.3(c) below, Gen-Probe shall have the exclusive right and the obligation to manufacture (or to have manufactured) and supply Chiron with its requirements of the Blood Screening Instruments in the Territory for use in the Blood Screening Field in accordance with Article 6 below.


                                      -36-

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
            (b) If Gen-Probe [***] to manufacture any of the Blood Screening Instruments (excluding future instruments as described in Sections 4.4.8, respectively), [***]. Any such subcontracts for the manufacture of any of the Blood Screening Instruments (in whole), or any of the major functional components or disposables thereof, shall be subject to the approval of the Supervisory Board which shall not be unreasonably withheld by either party.

            (c) If Gen-Probe fails to supply Chiron [***] for a Blood Screening Instrument ordered in accordance with Section 6.3 below, for any [***] (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Blood Screening Instrument in the Territory for use in the Blood Screening Field. In such event, Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Blood Screening Instrument for use in the Blood Screening Field and Gen-Probe shall provide to Chiron, directly or indirectly, to the greatest possible extent, all remedies available to Gen-Probe against any Instrument manufacturer which has failed to supply Gen-Probe in accordance with the applicable manufacturing contract.

            (d) If either party exercises any right granted hereunder to have any Blood Screening Instrument manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.



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
            3.3.4 Commercialization.

            (a) Except as otherwise set forth in Sections 3.3.4(b), 3.3.4(d) and
3.6 below, during the Blood Screening Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, directly or through distributors, to promote, market and sell the Blood Screening Instruments to conduct Blood Screening Assays for use in the Blood Screening Field (recognizing the lack of clear distinction between the Blood Screening Field and Clinical Diagnostic Field in certain countries). Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Blood Screening Instruments in the Territory for use in the Blood Screening Field. [***]

            (b) CDS shall have the exclusive right, at its sole cost, to promote, market and sell the Blood Screening Instruments in Japan for use in the Blood Screening Field until the earlier of (i) [***] of the Japanese HIV Qualitative Blood Screening Assay in Japan for use in the Blood Screening Field, and (ii) [***] for the qualitative detection of both HCV and HIV-1 in Japan for use in the Blood Screening Field. Thereafter, subject to Section 3.3.4(d) below, during the Blood Screening Term, Chiron shall have the exclusive right, at its sole cost, to promote, market and sell the Blood Screening Instruments in Japan for use in the Blood Screening Field. Chiron's Japanese Affiliate shall support the marketing in Japan for the Blood Screening Instruments, in a manner to be agreed upon between CDS and Chiron's Japanese Affiliate and not inconsistent with CDS's marketing program, during the period in which CDS has the exclusive right to sell such Instruments.

            (c) Subject to regulatory requirements, the Blood Screening Instruments shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            (d) CDS shall have the right to co-promote the Blood Screening Instruments in Japan, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor (provided that no such strategy shall preclude co-promotion).

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            (e) Chiron shall have the right, and the obligation, at its sole expense, to maintain and service all Blood Screening Instruments placed in the Territory for use in the Blood Screening Field. Chiron shall be a party to all service contracts for all such Blood Screening Instruments, including those Blood Screening Instruments that are placed by CDS in Japan for use in the Blood Screening Field. Chiron shall have the right to charge a fee to the users of such Blood Screening Instruments for such service.

            3.3.5 Licenses.

            (a) During the Blood Screening Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under the Development Program to develop the Blood Screening Instruments, and (ii) to manufacture or have manufactured the Blood Screening Instruments. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (b) During the Blood Screening Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations, if any, under the Development Program to develop the Blood Screening Instruments. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (c) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) the Blood Screening Instruments under Section 3.3.3(c) above, during the balance of the Blood Screening Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 3.3.3(c) above to manufacture (or have manufactured) the Blood Screening Instruments to conduct the Blood Screening Assays for use in the Blood Screening Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            3.3.6 Compensation to Gen-Probe. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. Within thirty (30) days after receipt of each shipment and invoice of Blood Screening Instruments from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Blood Screening Instrument purchased by Chiron or its Affiliates.

            (b) Instrument Sales in the United States and Canada. Chiron, its Affiliates and the Major Distributor shall be entitled to retain [***] of Blood Screening Instruments by Chiron, its Affiliates or the Major Distributor in the United States or Canada. After Chiron, its Affiliates and the Major Distributor have received [***] , within forty-five (45) days after the end of each fiscal quarter, Chiron shall pay to Gen-Probe a percentage of Net Sales of each Blood Screening Instrument sold by Chiron, its Affiliates or the Major Distributor to independent customers in the United States and Canada during such fiscal quarter, calculated using the same percentage rate as is used in the then effective Applicable Purchase Price payable to Gen-Probe for Initial Blood Screening Assays pursuant to Section 1.2.1.

            (c) Instrument Sales Outside the United States and Canada. CDS and Chiron each shall retain [***] of Blood Screening Instruments outside the United States and Canada.

            (d) Service Revenues. Chiron shall retain [***] in consideration for the maintenance and servicing of the Blood Screening Instruments.

            3.3.7 Modifications to Blood Screening Instruments. The rights granted by Gen-Probe to Chiron with respect to any of the Blood Screening Instruments during the Blood Screening Term shall extend to and include any and all modifications to such Blood Screening Instrument as are developed during the Blood Screening Term to improve the sample processing, amplification, detection, analysis, or reliability of such Blood Screening Instrument which utilize the same base technologies and which do not change the fundamental character of such Blood Screening Instrument, to the extent that Gen-Probe is not prohibited as of the Effective Date from granting such rights. It is the intent of the parties that this Section apply to improvements to the existing Blood Screening Instruments, but not to an instrument which is fairly considered to be a new instrument. From time to time during the Blood Screening Term, the Supervisory Board shall consider potential modifications to the initial Development Program for the Blood Screening Instruments and to the Blood Screening Instruments. The Supervisory Board shall allocate as between the parties the cost of any modification which it approves.

            3.3.8 Other Blood Screening Instruments. If Gen-Probe develops any new instrument for use with TMA Assays in the Blood Screening Field, it shall offer to grant to Chiron, during the Blood Screening Term and on reasonable terms to be negotiated, rights to such instrument comparable to the rights granted under this Agreement as to the Blood Screening Instruments existing on the Effective Date, to the extent that Gen-Probe reasonably

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                                      -40-
concludes that it is not prohibited as of the Effective Date from granting such rights.

      3.4 Appointment of Major Distributor. Chiron shall not appoint more than [***] in the United States for the Blood Screening Assays and Blood Screening Instruments (i.e., the Major Distributor).

      3.5 Records and Reports.

            3.5.1 Records. Gen-Probe and Chiron each shall maintain records, in sufficient detail appropriate for regulatory or patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments (including all data in the form required under all applicable laws and regulations).

            3.5.2 Inspection of Records. Gen-Probe and Chiron each shall have the right, during normal business hours and upon reasonable notice, to inspect all such records of the other party to the extent reasonably required for the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments. The parties shall develop reasonable procedures for requesting and delivering copies of such records to each other as may be necessary for the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments. Each party shall maintain such records and the information of the other party contained therein in confidence incorporating the terms of Article 8 below and shall not use such records or information except to the extent otherwise permitted by this Agreement.

            3.5.3 Development Reports and Information. Gen-Probe and Chiron each shall keep the other informed of the progress of such party under the Development Programs for Blood Screening Assays and Blood Screening Instruments. Within thirty (30) days following the end of each calendar quarter during the term of the Development Programs for Blood Screening Assays and Blood Screening Instruments, and within thirty (30) days following the expiration or termination of such Development Programs, Gen-Probe and Chiron each shall prepare and provide to the other party a reasonably detailed written summary report which shall describe the work performed by such party to date under such Development Programs.

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      3.6 Interim Opportunities.

            3.6.1 American Red Cross.

            (a) Gen-Probe is contemplating entering into an agreement with the American Red Cross (the "ARC") to supply Initial Blood Screening Assays for testing pooled plasma samples for HIV and HCV contamination (the "ARC Agreement"). The provisions of this Section 3.6.1(a) shall be effective immediately upon Chiron's consent to the terms of the ARC Agreement between Gen-Probe and the ARC, which consent shall not be unreasonably withheld. Upon approval of the ARC Agreement by Chiron following the signing of this Agreement by both parties, then notwithstanding anything to the contrary in this Agreement, Chiron hereby grants to Gen-Probe a license under the Chiron IP Rights, and Gen-Probe reserves the right under the Gen-Probe IP Rights, to make, use and sell Initial Blood Screening Assays in order to perform Gen-Probe's obligations under the ARC Agreement. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron. The license to be granted hereunder shall not be subject to the conditions of Article 12.

            (b) Gen-Probe shall be the lead contact with the ARC initially for purposes of the ARC Agreement. Following the signing of this Agreement, Gen-Probe shall provide timely notice to Chiron of all meetings scheduled with the ARC and Chiron shall have the right to participate in meetings with the ARC and the formulation of strategy in connection with the ARC Agreement. Following the signing of this Agreement, the parties will agree on a plan to provide for the transition of responsibility for the management of the overall relationship with ARC to Chiron and will consider the transition of responsibility for the ARC Agreement.

            (c) Gen-Probe shall pay to Chiron an amount equal to [***] of the revenue received by Gen-Probe from the ARC Agreement.

            3.6.2 Other Interim Opportunities. The parties will pursue on a mutually-agreeable basis other opportunities (e.g., opportunities other than the above-described program with ARC) for sales of any Initial Blood Screening Assay in the United States for use in the Blood Screening Field prior to FDA approval of the Initial Blood Screening Assay for both HIV-1 and HCV for unit donor testing ("Interim Opportunities"). It is the parties' intention that any such Interim Opportunities be addressed on the terms set forth in this Agreement for the Initial Blood Screening Assays, except that the Applicable Purchase Price for the Initial Blood Screening Assays for Interim Opportunities, absent further agreement of the parties, shall be [***]. Each party shall be obligated to use Commercially Reasonable Efforts to respond to such Interim Opportunities. None of the provisions of this Section 3.6.2 shall apply to sales outside the United States.

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                                    ARTICLE 4

                          CLINICAL DIAGNOSTIC PRODUCTS

      4.1 Initial Clinical Diagnostic Assays.

            4.1.1 Development Programs.

            (a) Establishment. Prior to the date of this Agreement, Gen-Probe has expended effort and resources in the development of the Initial Clinical Diagnostic Assays to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Promptly following the Effective Date, Gen-Probe shall disclose to Chiron Gen-Probe's written Development Program and budget for each Initial Clinical Diagnostic Assay, which shall set forth (i) the specifications for such Initial Clinical Diagnostic Assay, (ii) a proposed schedule for the Development Program, and (iii) the plan for development of such Initial Clinical Diagnostic Assay, conduct of such clinical trials, and application for such regulatory approvals as necessary or appropriate to make and sell in the Territory such Initial Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field; all Development Work shall be conducted by Gen-Probe alone except as the parties may otherwise agree. In the event Chiron requests modifications of the initial Development Program written by Gen-Probe, the Clinical Diagnostic Supervisory Board shall consider such requested modifications and develop, if it deems appropriate, a revised Development Program and budget and shall assign responsibilities to the parties in connection therewith. The Development Program as proposed by Gen-Probe for each Initial Assay may not be modified except by the action of the Supervisory Board. Notwithstanding the foregoing, unless the parties otherwise agree in writing, neither party shall have any obligation under this Article 4 with respect to the Combo Clinical Diagnostic Assay.

            (b) Responsibilities. Gen-Probe shall develop each Initial Clinical Diagnostic Assay in accordance with the applicable specifications and the applicable Development Program documents, and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell each such Initial Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field. Through its Supervisory Board members, Chiron shall present any advice and recommendations on all matters relating to such Development Program which Chiron, as exclusive distributor of the Initial Clinical Diagnostic Assays, may have.

            (c) Conduct of Development. Gen-Probe shall conduct its obligations under the Development Program for each Initial Clinical Diagnostic Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe shall proceed diligently with its respective obligations under each such Development Program and shall use its Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Gen-Probe shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out its obligations and to accomplish the objectives thereof.

            (d) Subcontracts. Upon approval of the Supervisory Board which shall not be unreasonably withheld by either party (and except as to subcontracts which exist as of the Effective Date), Gen-Probe may subcontract portions of the Development Program for each Initial Clinical Diagnostic Assay to be performed by it in the normal course of its business; provided, however, that (i) unless Chiron gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any Chiron IP Rights or Confidential Information to Third Parties; (ii) if Chiron consents to the subcontractor's access to Confidential Information the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, Gen-Probe will offer Chiron the opportunity to perform such portion on terms which, taken as a whole, are equal to or better than those which could be obtained from a Third Party; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with Gen-Probe to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            4.1.2 Funding. Gen-Probe shall pay all Development Costs for each Initial Clinical Diagnostic Assay under the initial Development Program written by Gen-Probe pursuant to Section 4.1.1. In the event Chiron, as exclusive distributor of the Initial Clinical Diagnostic Assays, requests modifications of the initial Development Program written by Gen-Probe, the Clinical Diagnostic Supervisory Board shall consider such requested modifications and, if such modifications are approved, Chiron shall pay for such modifications, in an amount to be agreed by the parties.

            4.1.3 Manufacturing.

            (a) Subject to Section 4.1.3(b) below, Gen-Probe shall have the exclusive right and the obligation to manufacture (or to have manufactured) and supply Chiron with its order requirements for the Initial Clinical Diagnostic Assays in the Territory for use in the Clinical Diagnostic Field in accordance with Article 6 below.

            (b) If Gen-Probe fails to supply Chiron within forty-five (45) days of the requested delivery date with Chiron's monthly requirements for an Initial Clinical Diagnostic Assay as most recently forecasted and ordered in accordance with Section 6.3 below, for any three (3) months in any nine-month period then Chiron shall have the right, at its option, to manufacture (or to have manufactured) its requirements of such Initial Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field; provided, however, that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this Agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Initial Clinical Diagnostic Assay in accordance with Article 6 below. In such event, Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Initial Clinical Diagnostic Assay.

            (c) Chiron shall maintain at its expense a sixty (60) day finished goods safety stock for each Initial Clinical Diagnostic Assay and Gen-Probe shall maintain a thirty (30) day finished goods safety stock for each Initial Clinical Diagnostic Assay. The Supervisory Board shall periodically review the adequacy of the amount of the safety stock held by each party and make adjustments thereto as appropriate.

            (d) Upon (i) any notice of anticipated supply problem issued by Gen-Probe pursuant to Section 6.3.4 or (ii) any failure of Gen-Probe to supply Chiron as set forth in Section 4.1.3(b) and prior to Chiron's assumption of manufacturing responsibilities, the Supervisory Board shall meet and discuss in good faith alternative manufacturing strategies and shall select the strategy which meets the supply and quality requirements of the parties at the least cost to the parties collectively.

            (e) If either party exercises any right granted hereunder to have any Initial Clinical Diagnostic Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            4.1.4 Commercialization.

            (a) Subject to Section 4.5 below, during the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron the exclusive distribution right in the Territory, at Chiron's sole cost, to promote, market and sell, directly or through distributors, the Initial Clinical Diagnostic Assays to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Initial Clinical Diagnostic Assays in the Territory to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field.

            (b) Subject to regulatory requirements, the Initial Clinical Diagnostic Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            4.1.5 Licenses.

            (a) During the Clinical Diagnostic Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under each Development Program to develop the Initial Clinical Diagnostic Assays, and (ii) to manufacture or have manufactured the Initial Clinical Diagnostic Assays. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (b) During the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's rights and obligations under this Agreement with respect to the Initial Clinical Diagnostic Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (c) Subject to Section 4.5 below, if Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Initial Clinical Diagnostic Assay under Section 4.1.3(b) above, during the balance of the Clinical Diagnostic Term, Gen-Probe shall grant to Chiron a nonexclusive (except to the extent that Gen-Probe elects to meet the requirements of CDS as provided under Section 4.5.4 above) license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 4.1.3(b) above to manufacture (or have manufactured) such Initial Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            4.1.6 Compensation to Gen-Probe. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. Within thirty (30) days after receipt of each shipment and invoice of Initial Clinical Diagnostic Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Initial Clinical Diagnostic Assay purchased by Chiron or its Affiliates.

            (b) Applicable Purchase Price. Within forty-five (45) days after the end of each calendar month, Chiron shall pay to Gen-Probe the Applicable Purchase Price for each Combo Clinical Diagnostic Assay sold by Chiron or its Affiliates during such calendar month is greater than the Transfer Price for such Combo Clinical Diagnostic Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Chiron shall pay the difference to Gen-Probe. If the Applicable Purchase Price for the Combo Clinical Diagnostic Assay sold by Chiron or its Affiliates during such calendar month is less than the Transfer Price for such Combo Clinical Diagnostic Assay previously paid by Chiron or its Affiliates to Gen-Probe, then Gen-Probe shall pay the difference to Chiron.

            (c) Adjustment to Applicable Purchase Price. The Applicable Purchase Price for the Combo Clinical Diagnostic Assay shall be adjusted pursuant to the process set forth in Section 3.1.6(c).

            (d) Applicable Royalty. Within sixty (60) days after the end of each calendar quarter, Chiron shall pay to Gen-Probe the Applicable Royalty, if any, for each Initial Clinical Diagnostic Assay sold by Chiron or its Affiliates during such calendar quarter.

            (e) Rare Reagent Price. Within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to one hundred twenty percent (120%) of the Manufacturing Cost for all Rare Reagents purchased by Chiron for use in manufacturing Initial Clinical Diagnostic Assays under Section 4.1.3(b) above.

      4.2 Exclusive Future Clinical Diagnostic Assays.

            4.2.1 Selection.

            (a) From time to time during the Clinical Diagnostic Term, Chiron will notify the Supervisory Board of its plan to develop an Exclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field.

            (b) As to any Exclusive Future Clinical Diagnostic Assay, if Gen-Probe in good faith requests that such Assay be developed and Chiron declines to initiate development of such Assay, and if Chiron does not hold controlling intellectual property rights with respect to the marker for such Assay, then Gen-Probe shall have the right to develop such Clinical Diagnostic Assay at its sole expense, in accordance with a Development Program, including a budget developed by Gen-Probe, updated annually, approved by the Supervisory Board (which approval shall not be unreasonably withheld or delayed), provided that Gen-Probe may elect to cease such development at any time in its discretion. Chiron shall have no obligation to fund any of the Development Costs of conducting the Development Program for such Exclusive Future Clinical Diagnostic Assay. In any event, Chiron shall have the exclusive right to market and sell such Exclusive Future Clinical Diagnostic Assay.

                  (i) Commencing upon the First Commercial Sale of such Assay, Chiron shall pay to Gen-Probe, in addition to the other Applicable Royalty, an additional royalty equal to a percentage, established by the Supervisory Board at the time of approval of the Development Program, of Net Sales of such Exclusive Future Clinical Diagnostic Assay, until the aggregate royalty paid to Gen-Probe solely under this sentence equals the aggregate budgeted Development Costs incurred by Gen-Probe with respect to the Development Program for such Exclusive Future Clinical Diagnostic Assay.

                  (ii) The additional royalty established by the Supervisory Board shall be intended to enable Gen-Probe to recover such Development Costs for such Development Program within the longer of (i) [***] or (ii) a period equal to the duration of such Development Program. The additional royalty shall be set based on the information available to the Supervisory Board at the time of its initial approval of the Development Program and shall not be adjusted thereafter except at the sole discretion of the Supervisory Board.

            (c) With respect to the Exclusive Future Clinical Diagnostic Assay for the quantitative detection of HCV, Chiron shall conduct a feasibility study with respect to development and commercialization of such Assay. Following the feasibility study the Supervisory Board will review the results and discuss potential further development of such Assay. Chiron agrees to develop such Assay if (i) the technical performance of such Assay (together with the instrumentation to conduct such assay) with respect to market-based criteria is superior to competitive nucleic acid probe-based assays for quantitation of HCV expected to be available at the anticipated First Commercial Sale of such Exclusive Future Clinical Diagnostic Assay and (ii) the financial return to Chiron from such Exclusive Future Clinical Diagnostic Assay (together with the instrumentation to conduct such assay) is expected to exceed the potential return from other available competitive nucleic acid probe-based assays for the quantitation of HCV, all based on the customary decision-making process used by Chiron in connection with new product evaluation.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            4.2.2 Development Programs.

            (a) Responsibilities. With respect to each Exclusive Future Clinical Diagnostic Assay and subject to the provisions of Section 4.2.1, Chiron, and Gen-Probe (if applicable), shall conduct their obligations under the Development Program established by the Supervisory Board for such Exclusive Future Clinical Diagnostic Assay to develop such Exclusive Future Clinical Diagnostic Assay in accordance with the specifications pursuant to Section 4.2.1, and to conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell such Exclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field.

            (b) Conduct of Development. Chiron, and Gen-Probe (if applicable), shall conduct their respective obligations under the Development Program for each such Exclusive Future Clinical Diagnostic Assay in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Chiron, and Gen-Probe (if applicable), each shall proceed diligently with their respective obligations under each such Development Program and shall use their respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously. Chiron shall have the right to discontinue development of any Exclusive Future Clinical Diagnostic Assay being developed by Chiron under this
Section 4.2.2 at any time, in its sole discretion. Gen-Probe and Chiron each shall allocate sufficient personnel, equipment, facilities and other resources to each such Development Program to carry out their obligations and to accomplish the objectives thereof.

            (c) Subcontracts. Chiron, and Gen-Probe (subject to the prior written consent of Chiron), each may subcontract portions of the Development Program for each Exclusive Future Clinical Diagnostic Assay to be performed by it in the normal course of its business; provided, however, that (i) unless the other party gives its prior written consent, such subcontracting shall not involve any transfer (including but not limited to any sublicense) of any intellectual property rights of the other party or Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to the other party's Confidential Information, the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, each party will offer the other party the opportunity to perform such portion on terms which, taken as a whole, are equal to or better than those which could be obtained from a Third Party; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of
Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            4.2.3 Funding. Chiron shall pay all Development Costs of conducting the Development Program for each Exclusive Future Clinical Diagnostic Assay which it develops and Gen-Probe shall pay all Development Costs of conducting the Development Program for each Exclusive Future Clinical Diagnostic Assay which it develops.

            4.2.4 Manufacturing.

            (a) Subject to Section 4.2.4(b) below, Gen-Probe shall have the right to manufacture or to have manufactured and supply Chiron with Chiron's requirements for each Exclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field, provided that Gen-Probe is able to meet Chiron's reasonable requirements as to timing and quantity of Exclusive Future Clinical Diagnostic Assays, meeting the warranty requirements of Section 6.6, at a cost equal to or better than that available from other manufacturers. If Gen-Probe elects to manufacture or to have manufactured the Exclusive Future Clinical Diagnostic Assay, pursuant to the preceding sentence, Gen-Probe shall be obligated to supply Chiron with its requirements of such Exclusive Future Clinical Diagnostic Assay in accordance with Article 6.

            (b) With respect to each Exclusive Future Clinical Diagnostic Assay which Gen-Probe declines to manufacture or, if Gen-Probe elects to manufacture, with respect to each Exclusive Future Clinical Diagnostic Assay which Gen-Probe fails to supply Chiron within forty-five (45) days of the requested delivery date with Chiron's monthly requirements for a Exclusive Future Clinical Diagnostic Assay as most recently forecasted and ordered in accordance with
Section 6.3 below, for any three (3) months in any nine-month period, then Chiron shall have the right, at its option, to manufacture (or to have manufactured) its requirements of such Exclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field; provided, however, that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this Agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Exclusive Future Clinical Diagnostic Assay in accordance with Article 6 below. If Gen-Probe declines to manufacture as described above, Gen-Probe promptly shall provide reasonable technical assistance, with the cost to be shared equally by the parties, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Exclusive Future Clinical Diagnostic Assay. If Gen-Probe elects to manufacture but fails to supply Chiron as described above, Gen-

Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Exclusive Future Clinical Diagnostic Assay.

            (c) Chiron shall maintain at its expense a sixty (60) day finished goods safety stock for each Exclusive Future Clinical Diagnostic Assay and Gen-Probe shall maintain a thirty (30) day finished goods safety stock for each Exclusive Future Clinical Diagnostic Assay which Gen-Probe manufactures. The Supervisory Board shall periodically review the adequacy of the amount of the safety stock held by each party and make adjustments thereto as appropriate.

            (d) Upon any failure of Gen-Probe to supply Chiron as set forth in
Section 4.2.4(b) and prior to Chiron's assumption of manufacturing responsibilities, the Supervisory Board shall meet and discuss in good faith alternative manufacturing strategies and shall select the strategy which meets the supply and quality requirements of the parties at the least cost to the parties collectively.

            (e) If either party exercises any right granted hereunder to have any Exclusive Future Clinical Diagnostic Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            4.2.5 Commercialization.

            (a) Subject to Section 4.5.2 below, during the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron the exclusive right in the Territory, at its sole cost, directly or through distributors, to promote, market and sell the Exclusive Future Clinical Diagnostic Assays to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for such Exclusive Future Clinical Diagnostic Assays in the Territory for use in the Clinical Diagnostic Field.

            (b) Subject to regulatory requirements, the Exclusive Future Clinical Diagnostic Assays shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            4.2.6 Licenses.

            (a) During the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations under each Development Program to develop the Exclusive Future Clinical Diagnostic Assays. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (b) With respect to each Exclusive Future Clinical Diagnostic Assay which Gen-Probe manufactures under Section 4.2.4 above, for such period as may be agreed by the parties, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights to manufacture such Exclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (c) Subject to Section 4.5.2 below, if Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Exclusive Future Clinical Diagnostic Assay under Section 4.2.4(b) above, during the balance of the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 4.2.4(b) above to manufacture (or have manufactured) such Exclusive Future Clinical Diagnostic Assays to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            4.2.7 Compensation to Gen-Probe. In consideration for Gen-Probe's participation in the Development Programs and the licenses granted to Chiron under this Article 4, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. With respect to Exclusive Future Clinical Diagnostic Assays sold by Gen-Probe to Chiron hereunder, within thirty (30) days after receipt of each shipment and invoice of Exclusive Future Clinical Diagnostic Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Exclusive Future Clinical Diagnostic Assay purchased by Chiron or its Affiliates.

            (b) Applicable Royalty. Within forty-five (45) days after the end of each fiscal quarter, Chiron shall pay to Gen-Probe the Applicable Royalty for each Exclusive Future Clinical Diagnostic Assay sold by Chiron or its Affiliates during such fiscal quarter.

            (c) Rare Reagent Price. With respect to Rare Reagents manufactured sold by Gen-Probe to Chiron hereunder, within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to Gen-Probe an amount equal to one hundred twenty percent (120%) of the Manufacturing Cost for all Rare Reagents purchased by Chiron for use in manufacturing Exclusive Future Clinical Diagnostic Assays under Sections 4.2.4(b) and 4.2.4(c) above.

      4.3 Nonexclusive Future Clinical Diagnostic Assays.

            4.3.1 Selection.

            (a) From time to time during the Clinical Diagnostic Term, either party (the "Developing Party") may elect to commence development of one or more Nonexclusive Future Clinical Diagnostic Assays. Not later than the time at which the Developing Party has completed the First Phase of the Design Review Process (as defined in Section 4.3.7) with respect to Nonexclusive Future Clinical Diagnostic Assay for the detection or quantitation of a marker, the Developing Party shall inform the Supervisory Board of its intent to develop such Nonexclusive Future Clinical Diagnostic Assay. At the time set forth in Section 4.3.7, the Developing Party may, in its discretion, give a Blocking Notice with respect to the marker which is the subject of such Nonexclusive Future Clinical Diagnostic Assay, pursuant to Section 4.3.7. At such time, the other party will inform the Developing Party of any intellectual property rights held by the other party with respect to such marker.

            (b) If development is not blocked through a Blocking Notice of the other party, the Developing Party shall have the right to proceed with development, in its discretion and at its sole expense. (Nothing contained in this Section 4.3.1 shall constitute an implied license of the intellectual property of the other party to the Developing Party.) The Developing Party may discontinue development of such Nonexclusive Future Clinical Diagnostic Assay at any time, in its discretion.

            (c) Subject to Sections 4.3.7 and 4.4.7 below, Gen-Probe shall have the right to grant to one or more Affiliates or Third Parties a license under the Gen-Probe IP Rights to develop and commercialize one or more Nonexclusive Future Clinical Diagnostic Assays, provided that Gen-Probe shall retain the first right to manufacture, or have manufactured, such Nonexclusive Future Clinical Diagnostic Assays for such Affiliate or Third Party licensee. If any such Affiliate or Third Party has completed the First Phase of the Design Review Process of any such Nonexclusive Future Clinical Diagnostic Assay, Gen-Probe shall inform the Supervisory Board in the same manner as is set forth in Section 4.3.1(a).

            (d) Neither party shall have any obligation to license to the other party any intellectual property for viruses or markers which might be used in Nonexclusive Future Clinical Diagnostic Assays, except to the extent that such intellectual property is otherwise licensed to the other party under Section
4.3.6. If a party elects to license any such virus or marker to the other party, such license shall be governed by a separately negotiated license agreement.

            4.3.2 Development.

            (a) Conduct of Development. Gen-Probe and Chiron each shall conduct its development of each Nonexclusive Future Clinical Diagnostic Assay which it selects for development under Section 4.3.1 above in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Subject to
Section 4.3.1(b), each party shall proceed diligently with its obligations under each such Development Program and shall use its Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously.

            (b) Subcontracts. Either party may subcontract portions of the Development Program for each Nonexclusive Future Clinical Diagnostic Assay to be performed by it in the normal course of its business; provided, however, that
(i) unless the other party gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any IP Rights or Confidential Information of the other party to Third Parties; (ii) if the other party consents to the subcontractor's access to Confidential Information the subcontracted party shall enter into a confidentiality agreement with the subcontracting party incorporating the terms of Article 8 below; (iii) the subcontracting party shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, a party will offer to the other party the opportunity to perform such portion on terms which, taken as a whole, are equal to or better than those which could be obtained from a Third Party; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with the subcontracting party to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            4.3.3 Funding.

            (a) The Developing Party shall pay all Development Costs of conducting the Development Program for each Nonexclusive Future Clinical Diagnostic Assay.

            4.3.4 Manufacturing.

            (a) Subject to Section 4.3.4(b) below, Gen-Probe shall have the right to manufacture or to have manufactured and supply Chiron with Chiron's requirements for each Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field, provided that Gen-Probe is able to meet Chiron's reasonable requirements as to timing and quantity of Nonexclusive Future Clinical Diagnostic Assays, meeting the warranty requirements of Section 6.6, at a cost equal to or better than that available from other manufacturers. If Gen-Probe elects to manufacture or to have manufactured the Nonexclusive Future Clinical Diagnostic Assay, pursuant to the preceding sentence, Gen-Probe shall be obligated to supply Chiron with its requirements of such Nonexclusive Future Clinical Diagnostic Assay in accordance with Article 6.

            (b) With respect to each Nonexclusive Future Clinical Diagnostic Assay which Gen-Probe declines to manufacture or, if Gen-Probe elects to manufacture, with respect to each Nonexclusive Future Clinical Diagnostic Assay which Gen-Probe fails to supply Chiron within forty-five (45) days of the requested delivery date with Chiron's monthly requirements for a Nonexclusive Future Clinical Diagnostic Assay as most recently forecasted and ordered in accordance with Section 6.3 below, for any three (3) months in any nine-month period then Chiron shall have the right, at its option, to manufacture (or to have manufactured) its requirements of such Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field; provided, however, that to the extent Gen-Probe is able to meet Chiron's requirements for Rare Reagents in accordance with this Agreement, Gen-Probe shall retain the exclusive right to manufacture (or to have manufactured) and the obligation to supply Chiron with its requirements of the Rare Reagents for use in such Nonexclusive Future Clinical Diagnostic Assay in accordance with Article 6 below. If Gen-Probe declines to manufacture as described above, Gen-Probe promptly shall provide reasonable technical assistance, with the cost to be shared equally by the parties, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Nonexclusive Future Clinical Diagnostic Assay. If Gen-Probe elects to manufacture but fails to supply Chiron as described above, Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Nonexclusive Future Clinical Diagnostic Assay.

            (c) Chiron shall maintain at its expense a sixty (60) day finished goods safety stock for each Nonexclusive Future Clinical Diagnostic Assay and Gen-Probe shall maintain a thirty (30) day finished goods safety stock for each Nonexclusive Future Clinical Diagnostic Assay which Gen-Probe manufactures. The Supervisory Board shall periodically review the adequacy of the amount of the safety stock held by each party and make adjustments thereto as appropriate.

            (d) Upon (i) any notice of anticipated supply problem issued by Gen-Probe pursuant to Section 6.3.4 or (ii) any failure of Gen-Probe to supply Chiron as set forth in Section 4.3.4(b) and prior to Chiron's assumption of manufacturing responsibilities, the Supervisory Board shall meet and discuss in good faith alternative manufacturing strategies and shall select the strategy which meets the supply and quality requirements of the parties at the least cost to the parties collectively.

            (e) If either party exercises any right granted hereunder to have any Nonexclusive Future Clinical Diagnostic Assay manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            (f) Subject to Section 4.3.7 below, Gen-Probe shall have the right to manufacture (or to have manufactured) its requirements of such each Nonexclusive Future Clinical Diagnostic Assay for which it is the Developing Party pursuant to Section 4.3.1 above in the Territory for use in the Clinical Diagnostic Field.

            4.3.5 Commercialization.

            (a) Subject to Section 4.3.5(c), during the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron, directly or through distributors, the right in the Territory, at its sole cost, to promote, market and sell the Nonexclusive Future Clinical Diagnostic Assays for which Chiron is the Developing Party pursuant to Section 4.3.1, to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for such Nonexclusive Future Clinical Diagnostic Assays in the Territory for use in the Clinical Diagnostic Field.

            (b) Subject to Section 4.3.5(c) and Section 4.6, during the Clinical Diagnostic Term, Gen-Probe shall have the exclusive right in the Territory, at its sole cost, to promote, market and sell the Nonexclusive Future Clinical Diagnostic Assays for which Gen-Probe is the Developing Party pursuant to
Section 4.3.1 to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field.

            (c) Although the parties do not intend to develop assays for the same primary clinical indication, the parties acknowledge that such a situation may arise. If a party develops a new Nonexclusive Future Clinical Diagnostic Assay for the same primary clinical indication (e.g., a different marker for screening for the same cancer) as a Nonexclusive Future Clinical Diagnostic Assay then being sold by the other party, and the Developing Party of the new Nonexclusive Future Clinical Diagnostic Assay does not hold patents or patent applications covering the marker which is the subject of the Nonexclusive Future Clinical Diagnostic Assay developed by it, then such Developing Party shall offer to the other party the first opportunity to promote, market and sell such new Nonexclusive Future Clinical Diagnostic Assay on commercially reasonable terms and conditions to be negotiated by the parties in good faith. Such terms shall provide the selling party at least reimbursement of its costs plus a standard distribution margin, and shall provide reasonable diligence commitments to the Developing Party. If the other party elects not to market and sell such Nonexclusive Future Clinical Diagnostic Assay, or the parties are unable to agree on the terms of such a distribution arrangement, the Developing Party shall have the exclusive right to market and sell such Nonexclusive Future Clinical Diagnostic Assay. Notwithstanding the foregoing, nothing herein shall require Chiron or its Affiliates to grant to a Third Party licensee of Gen-Probe any rights to promote, market or sell a Nonexclusive Future Clinical Diagnostic Assay developed by Chiron or its Affiliates; and nothing herein shall require a Third Party licensee of Gen-Probe to offer to Chiron any right to promote, market or sell any Nonexclusive Future Clinical Diagnostic Assay developed by such Third Party licensee.

            (d) Subject to regulatory requirements, the Nonexclusive Clinical Diagnostic Assays shall be marketed by Chiron pursuant to Section 4.3.5(a), or by the party obtaining marketing rights under Section 4.3.5(c), under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            4.3.6 Licenses.

            (a) During the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to conduct Chiron's obligations under each Development Program to develop the Nonexclusive Future Clinical Diagnostic Assays as to which Chiron is the Developing Party. Chiron shall not have the right to grant sublicenses under any license granted by or under this Section, without the prior express written consent of Gen-Probe.

            (b) With respect to each Nonexclusive Future Clinical Diagnostic Assay which Gen-Probe manufacture pursuant to Section 4.3.4(a) during the Clinical Diagnostic Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights to manufacture and have manufactured such Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (c) Subject to Section 4.5.2 below, if Chiron exercises its option to acquire the right to manufacture (or have manufactured) any Nonexclusive Future Clinical Diagnostic Assay under Section 4.3.4(b) above, during the balance of the Clinical Diagnostic Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 4.3.4(b) above to manufacture (or have manufactured) such Nonexclusive Future Clinical Diagnostic Assays to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            (d) Notwithstanding any other provision of this Section 4.3.6, neither party shall have any obligation to license to the other party any intellectual property claiming viruses or markers which might be used in Nonexclusive Future Clinical Diagnostic Assays. If a party elects to license any such virus or marker to the other party, such license shall be governed by a separately negotiated license agreement.

            4.3.7 Blocking Rights.

            (a) Neither party (nor any Affiliate or Third Party licensee of Gen-Probe) shall have the right to commence development of (and subsequently commercialize) any Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field which is directed to the same virus or marker for the same primary clinical indication as a Nonexclusive Future Clinical Diagnostic Assay which is then being sold by the other party; and Gen-Probe shall not grant any further licenses to any Affiliate or Third Party under the Gen-Probe IP Rights to develop or commercialize a Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field directed to such virus or marker for the same primary clinical indication.

            (b) With respect to any Nonexclusive Future Clinical Diagnostic Assay which a party selects for development under Section 4.3.1 above and subject to Section 4.3.7(c) below, if such party gives express written notice (a "Blocking Notice"), together with reasonably satisfactory evidence, to the other party that it has completed Phase 1 of the Design Review Process (as defined below) of such Nonexclusive Future Clinical Diagnostic Assay and thereafter such party diligently continues the good faith development or sale of such Nonexclusive Future Clinical Diagnostic Assay, then during the effectiveness of the Blocking Notice, (a) the other party (and if the other party is Gen-Probe, any Affiliate or Third Party licensee of Gen-Probe) shall have no right to develop or commercialize a Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field which is directed to the same virus or marker for the same primary clinical indication as the Nonexclusive Future Clinical Diagnostic Assay which is the subject of the Blocking Notice; (b) if the other party is Gen-Probe, Gen-Probe shall not grant any further licenses to any Affiliate or Third Party under the Gen-Probe IP Rights to develop or commercialize a Nonexclusive Future Clinical Diagnostic Assay to be conducted by the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field directed to the same virus or marker for the same primary clinical indication as the Nonexclusive Future Clinical Diagnostic Assay which is the subject of the Blocking Notice; and (c) the other party shall not (and shall cause its Affiliates not to) enforce any patent rights acquired after the effective date of such Blocking Notice (except rights acquired pursuant to a patent application filed before such date) to preclude such party from developing or commercializing such Nonexclusive Future Clinical Diagnostic Assay. For purposes of this Section 4.3.7, "Phase 1 of the Product Design Review Phase" shall have the meaning set forth in the Quality System Regulations ("QSRs"), i.e., the design input (product requirements document), design development (technical plan) and risk analysis.

            (c) A Blocking Notice given by a party shall be effective for the applicable Nonexclusive Future Clinical Diagnostic Assay on the date of such notice and shall remain in effect, until (i) the notice is voluntarily and irrevocably withdrawn by such party by giving express written notice of withdrawal to the other party, or (ii) the party which gave the Blocking Notice discontinues development of the Nonexclusive Future Clinical Diagnostic Assay which is the subject of the Blocking Notice, or (iii) the First Commercial Sale of a Product developed under such Blocking Notice. Notwithstanding any other provision of this section, a party may not have in effect at any time Blocking Notices for more than seven (7) Nonexclusive Future Clinical Diagnostic Assays which have not received applicable regulatory approval, if any, for sale in the United States, or such greater number as may be established by the Supervisory Board. Upon termination of a Blocking Notice pursuant to clauses

(i), or (ii) or (iii) of this section, the party which gave such notice shall then obtain the right to use such Blocking Notice in connection with another Nonexclusive Future Clinical Diagnostic Assay. Upon termination of a Blocking Notice by a party pursuant to clause (i) or (ii), a Blocking Notice for the same virus or marker may not be issued by that party during the succeeding six months.

            (d) Notwithstanding the foregoing, a Blocking Notice given by a Developing Party shall not preclude the other party (or a then-existing Affiliate or Third Party licensee of Gen-Probe) from developing and commercializing a Nonexclusive Future Clinical Diagnostic Assay with respect to a virus or marker that (i) is claimed in an issued patent or pending patent application owned by or licensed to the other party (other than pursuant to this Agreement) and (ii) is not claimed in an issued patent of the Developing Party.

            (e) Prior to the Effective Date, the parties shall meet and agree in writing upon viruses and markers with potential utility for Nonexclusive Future Clinical Diagnostic Assays which each party currently has in development and as to which each party shall have the exclusive right, but not the obligation, to issue a Blocking Notice during the first one hundred and eighty (180) days following the Effective Date. For the thirty (30) days following the Effective Date, neither party shall issue a Blocking Notice for a virus or marker not on its agreed list.

            4.3.8 Compensation to Gen-Probe. In consideration for the licenses granted to Chiron under this Article 4, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. With respect to Nonexclusive Future Clinical Diagnostic Assays sold by Gen-Probe to Chiron hereunder, within thirty (30) days after receipt of each shipment and invoice of Nonexclusive Future Clinical Diagnostic Assays from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Nonexclusive Future Clinical Diagnostic Assay purchased by Chiron or its Affiliates.

            (b) Applicable Royalty. Within forty-five (45) days after the end of each fiscal quarter, Chiron shall pay to Gen-Probe the Applicable Royalty for each Nonexclusive Future Clinical Diagnostic Assay sold by Chiron or its Affiliates during such fiscal quarter.

            (c) Rare Reagent Price. With respect to Rare Reagents sold by Gen-Probe to Chiron hereunder, within thirty (30) days after receipt of each shipment and invoice of Rare Reagents, Chiron shall pay to gen-probe an amount equal to one hundred twenty percent (120%) of the manufacturing cost for all rare reagents purchased by Chiron for use in manufacturing nonexclusive future clinical Diagnostic Assays under Section 4.3.4(a) above.

      4.4 Clinical Diagnostic Instruments.

            4.4.1 Development Program.

            (a) Establishment. Prior to the date of this Agreement, Gen-Probe has expended significant effort and resources in the development of the Clinical Diagnostic Instruments for use in the Clinical Diagnostic Field. Promptly following the Effective Date, Gen-Probe shall prepare and submit to Chiron a written Development Program and budget for each Clinical Diagnostic Instrument (excluding modifications and future instruments as described in Sections 4.4.8 and 4.4.9, respectively), which shall set forth the specifications for such Clinical Diagnostic Instrument and a schedule for such Development Program. The Development Program proposed by Gen-Probe for each Clinical Diagnostic Instrument may not be modified except by the action of the Supervisory Board. In the event Chiron requests modifications of the initial Development Program written by Gen-Probe, the Clinical Diagnostic Supervisory Board shall consider such requested modifications and develop, if it deems appropriate, a revised Development Program.

            (b) Responsibilities. Gen-Probe shall develop each of the Clinical Diagnostic Instruments in accordance with the applicable specifications and the applicable Development Program Documents, and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field. Through its Supervisory Board members, Chiron shall present any advice and recommendations on all matters relating to such Development Program which Chiron, as exclusive distributor of the Initial Clinical Diagnostic Assays, may have.

            (c) Conduct of Development. Gen-Probe shall conduct its respective obligations under the Development Program for the Clinical Diagnostic Instruments in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. Gen-Probe shall proceed diligently with its respective obligations under such Development Program and shall use its respective Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously.

            (d) Subcontracts. Upon approval of the Supervisory Board, which shall not be unreasonably withheld by either party, Gen-Probe may subcontract portions of the Development Program for the Clinical Diagnostic Instruments to be performed by it in the normal course of its business; provided, however, that
(i) unless Chiron gives its prior written consent, such subcontracting shall not involve the transfer (including but not limited to sublicense) of any intellectual property rights of the other party or the Confidential Information of Chiron to Third Parties; (ii) if Chiron consents to the subcontractor's access to Confidential Information of the other party, the subcontracted party shall enter into a confidentiality agreement with Gen-Probe incorporating the terms of Article 8 below; (iii) Gen-Probe shall supervise such subcontract work; (iv) the subcontracted party shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; (v) prior to subcontracting any portion of the Development Program to a Third Party, Gen-Probe will offer Chiron the opportunity to perform such portion on terms which, taken as a whole, are equal to or better than those which could be obtained from a Third Party; and (vi) if required by the Supervisory Board, the subcontracted party shall enter into an agreement with Gen-PROBE to effectuate the provisions of Article 9 below, and which shall include a provision for assignment of inventions arising from the subcontracted work.

            4.4.2 Funding. Gen-Probe shall pay all Development Costs of conducting its obligations under the Development Program for the Clinical Diagnostic Instruments.

            4.4.3 Manufacture.

            (a) Subject to Sections 4.4.3(b) and 4.4.3(c) below, Gen-Probe shall have the exclusive right and the obligation to manufacture (or to have manufactured) and supply Chiron with its requirements of the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field in accordance with Article 6 below.

            (b) If Gen-Probe desires to subcontract with any Third Party (other with than RELA, Inc., a Colorado corporation and except as to such other subcontracts which exist as of the Effective Date) to manufacture the Clinical Diagnostic Instruments, Gen-Probe shall grant to Chiron the first right of negotiation for the right of Chiron to manufacture such Clinical Diagnostic Instrument (excluding future instruments as described in Sections 4.4.8, respectively), provided that Chiron is able to do so on commercially reasonable and competitive terms and conditions, before Gen-Probe may offer such opportunity to any Third Party. Any such subcontracts for the manufacture of any of the Clinical Diagnostic Instruments (in whole), or any of the major functional components or disposables thereof, shall be subject to the approval of the Supervisory Board which shall not be unreasonably withheld by either party.

            (c) If Gen-Probe fails to supply Chiron within forty-five (45) days after the requested delivery date with Chiron's monthly requirements for a Clinical Diagnostic Instrument ordered in accordance with Section 6.3 below, for any three (3) months in any nine-month period (unless the Supervisory Board agrees within fifteen days of such event that Gen-Probe shall retain the manufacturing responsibility hereunder), then Chiron shall have the right to, and if Chiron elects to manufacture or have manufactured, the obligation to use Commercially Reasonable Efforts to, manufacture (or to have manufactured) its requirements of such Clinical Diagnostic Instrument in the Territory for use in the Clinical Diagnostic Field. In such event, Gen-Probe promptly shall provide such reasonable technical assistance, at Gen-Probe's sole cost, as necessary to enable Chiron to exercise its rights to manufacture (or have manufactured) such Clinical Diagnostic Instrument for use in the Clinical Diagnostic Field and Gen-Probe shall provide to Chiron, directly or indirectly, to the greatest possible extent, all remedies available to Gen-Probe against any Instrument manufacturer which has failed to supply Gen-Probe in accordance with the applicable manufacturing contract.

            (d) If a party exercises any right granted hereunder to have any Clinical Diagnostic Instrument manufactured, then (i) such party shall first require that the subcontracted party shall enter into a confidentiality agreement with such party incorporating the terms of Article 8 below; (ii) such party shall supervise such subcontract work; (iii) the subcontracted party shall comply in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory, clinical and manufacturing practices; and (iv) the subcontracted party shall enter into an agreement with such party to the extent necessary to effectuate the provisions of Article 9 below.

            4.4.4 Commercialization.

            (a) During the Clinical Diagnostic Term, Gen-Probe hereby grants to Chiron the nonexclusive distribution right in the Territory, at Chiron's sole cost, to promote, market and sell the Clinical Diagnostic Instruments to conduct the Clinical Diagnostic Assays for use in the Clinical Diagnostic Field. Chiron shall use its Commercially Reasonable Efforts to promote, market, sell and meet the reasonably foreseeable market demands for the Clinical Diagnostic Instruments in the Territory for use in the Clinical Diagnostic Field. No nucleic acid probe based assays other than the Blood Screening Assays and the Clinical Diagnostic Assays shall be conducted on the Clinical Diagnostic Instruments purchased by Chiron, except as specifically provided in Section
4.4.7 as to Gen-Probe, its affiliates and the two (2) Third Party licensees of Gen-Probe.

            (b) Subject to regulatory requirements, the Clinical Diagnostic Instruments shall be marketed under such trademarks as may be determined by the Supervisory Board to give adequate recognition to the respective contributions and interests of the parties, and, if applicable, the Major Distributor. It is the intention of the parties that both parties' contributions and interests will be recognized.

            (c) Chiron shall have the sole right, and the obligation, at its sole expense, to maintain and service all Clinical Diagnostic Instruments placed by Chiron or its Affiliates in the Territory for use in the Clinical Diagnostic Field. With respect to those Clinical Diagnostic Instruments placed by Gen-Probe, its Affiliates or Third Parties in the Territory for use in the Clinical Diagnostic Field, Chiron shall have no obligation or right to service such Clinical Diagnostic Instruments absent a separate and mutual agreement for such service. Gen-Probe grants a first right of refusal to Chiron with respect to the opportunity to service Clinical Diagnostic Instruments placed by Gen-Probe.

            4.4.5 Licenses.

            (a) During the Clinical Diagnostic Term, Chiron hereby grants to Gen-Probe a nonexclusive license in the Territory under the Chiron IP Rights (i) to conduct Gen-Probe's obligations under the Development Program to develop the Clinical Diagnostic Instruments, and (ii) to manufacture or have manufactured the Clinical Diagnostic Instruments. Gen-Probe shall not have the right to grant sublicenses under such license, without the prior express written consent of Chiron.

            (b) If Chiron exercises its option to acquire the right to manufacture (or have manufactured) the Clinical Diagnostic Instruments under
Section 4.4.3(c) above, during the balance of the Clinical Diagnostic Term, Gen-Probe shall grant to Chiron a nonexclusive license in the Territory under the Gen-Probe IP Rights to exercise its rights under Section 4.4.3(c) above to manufacture (or have manufactured) the Clinical Diagnostic Instruments to conduct the Clinical Diagnostics Assays for use in the Clinical Diagnostic Field. Chiron shall not have the right to grant sublicenses under such license, without the prior express written consent of Gen-Probe.

            4.4.6 Compensation to Gen-Probe. In consideration for the rights granted, and the obligations accepted, by Gen-Probe, Chiron shall pay to Gen-Probe the following amounts:

            (a) Transfer Price. Within thirty (30) days after receipt of each shipment and invoice of Initial Clinical Diagnostic Instruments from Gen-Probe, Chiron shall pay to Gen-Probe the Transfer Price for each Clinical Diagnostic Instrument purchased by Chiron or its Affiliates.

            (b) Applicable Royalty. Within forty-five (45) days after the end of each fiscal quarter, Chiron shall pay to Gen-Probe the Applicable Royalty for each Clinical Diagnostic Instrument manufactured by Chiron pursuant to Section 4.4.3(b) or (c) above and sold by Chiron or its Affiliates during such fiscal quarter.

            (c) Service Revenues. Chiron shall retain the aggregate revenues received by Chiron and its Affiliates in consideration for the maintenance and servicing of the Clinical Diagnostic Instruments placed by Chiron and its Affiliates.

            4.4.7 Access to Instruments.

            (a) Except as otherwise provided in this Agreement, Gen-Probe, its Affiliates, and its Third Party licensees and distributors shall have the right to access Clinical Diagnostic Instruments placed by Chiron for the purpose of selling to the users of such Clinical Diagnostic Instruments TMA Assays (other than the Initial Clinical Diagnostic Assays, Exclusive Future Clinical Diagnostic Assays, and Nonexclusive Future Clinical Diagnostic Assays as to which Chiron has acquired the exclusive right to sell). Except as otherwise provided in this Agreement, Chiron, its Affiliates and distributors shall have the right to access Clinical Diagnostic Instruments placed by Gen-Probe, its Affiliates, and Third Parties for the purpose of selling to the users of such Clinical Diagnostic Instruments Clinical Diagnostic Assays for use in the Clinical Diagnostics Field.

            (b) Promptly after the Effective Date, the Supervisory Board shall define an Access Fee, which shall be a per assay fee payable by Chiron, Gen-Probe and Gen-Probe's Third Party Licensees, with respect to TMA Assays sold for use Clinical Diagnostic Instruments placed by another party pursuant to subparagraph (a). Such per assay fee shall be based on the following elements, considered on a country by country basis: actual amortized instrument costs, cost of capital associated with the instrument, estimated volume of tests to be run on an instrument, and estimated service costs per instrument, consistent with industry standards. With respect to use by Third Party licensees of Clinical Diagnostic Instruments placed by Chiron, the Access Fee will include an agreed upon premium, which is estimated to be not more than 30% of the Access Fee.

            (c) Access Fees collected from all sellers of TMA Assays for use on the Clinical Diagnostic Instruments shall be allocated between Chiron and Gen-Probe based on the percentage of the installed instrument base placed by each, determined in a manner agreed upon by the Supervisory Board.

            (d) In the event that either party develops a Blood Screening Assay or a Clinical Diagnostic Assay, or a Gen-Probe Third Party licensee (if and as permitted by this Agreement) develops a new TMA Assay, for use on the Clinical Diagnostic Instruments, such developing party shall be responsible for all costs associated with installing or implementing such TMA Assay on the Clinical Diagnostic Instruments. Unless otherwise agreed, Chiron shall have the right to perform such installation on instruments serviced by Chiron. If Chiron performs servicing activities for Gen-Probe or its Third Party licensee in connection with such installation or implementation on instruments placed by Chiron, Gen-Probe or Third Parties, then Chiron shall be reimbursed for Chiron's costs of performing such activities.

            (e) Gen-Probe shall be responsible to Chiron for establishing and maintaining quality control of all TMA Assays developed, manufactured or sold by Gen-Probe or its Third Party Licensees to be conducted by the Clinical Diagnostic Instruments, other than TMA Assays sold by Chiron pursuant to this Agreement, including assurance that no such TMA Assay creates any impairment in the functionality for the customer of any Clinical Diagnostic Instrument or Clinical Diagnostic Assay sold hereunder.

            (f) Each party shall keep complete and accurate records in sufficient detail to properly reflect all servicing costs, TMA Assay sales, and other matters necessary to enable calculation of amounts payable pursuant to this Section 4.4.7. Each party shall have the right to audit the other party's records regarding the calculation of such amounts under Section 7.3 below.

            (g) During the Clinical Diagnostic Term, Gen-Probe may grant to not more than two (2) Third Parties the right to access the Clinical Diagnostic Instruments placed by Chiron under this Agreement. Gen-Probe shall give Chiron prior written notice of its intent to grant such rights to each such Third Party licensee and Chiron shall have the right to consent, which consent by Chiron shall not be unreasonably withheld (without requiring further economic consideration from Gen-Probe or such Third Party to Chiron; provided, that an arrangement with the Third Party for reciprocal servicing, support or promotion shall not be deemed further economic consideration from Gen-Probe or such Third Party), to such grant as to any particular Third Party (other than bioMerieux S.A. or bioMerieux Vitek, Inc., as to whom Gen-Probe shall have the absolute right to make such a grant.) Chiron may not grant to Third Parties any rights to access the Clinical Diagnostic Instruments placed by Chiron under this Agreement (except for distributors of Chiron for purposes of selling assays developed under this Agreement).

            4.4.8 Modifications to Clinical Diagnostic Instruments. The rights granted by Gen-Probe to Chiron with respect to any of the Clinical Diagnostic Instruments during the Clinical Diagnostic Term shall extend to and include any and all modifications to such Clinical Diagnostic Instruments as are developed during the Clinical Diagnostic Term to improve the sample processing, amplification, detection, analysis, or reliability of such Clinical Diagnostic Instrument which utilize the same base technologies and which do not change the fundamental character of such Clinical Diagnostic Instrument, to the extent that Gen-Probe is not prohibited as of the Effective Date from granting such rights. It is the intent of the parties that this Section apply to improvements to the existing Clinical Diagnostic Instruments, but not to an instrument which is fairly considered to be a new instrument.

            4.4.9 Other Clinical Diagnostic Instruments. If Gen-Probe develops any new instrument for use with TMA Assays in the Clinical Diagnostic Field, it shall offer to grant to Chiron, during the Clinical Diagnostic Term and on reasonable terms to be negotiated, rights to such instrument comparable to the rights granted under this Agreement as to the Clinical Diagnostic Instruments existing on the Effective Date, to the extent that Gen-Probe reasonably concludes that it is not prohibited as of the Effective Date from granting such rights.

      4.5 Certain Gen-Probe Rights.

            4.5.1 Subject to the other provisions of this Section 4.5.1, Chiron's rights under Section 4.1 above regarding the Initial Clinical Diagnostic Assay for the quantitative detection of HIV-1, shall be exclusive unless and until Chiron fails to elect in writing, within thirty (30) days following Chiron's receipt from Gen-Probe of a copy of the application submitted to the FDA for approval of such Initial Clinical Diagnostic Assay in the United States, to be bound by the minimum sales obligations therefor set forth below (stated as a percentage of the sum of (a) the aggregate sales during such year of Chiron's bDNA assay for the quantitative detection of HIV, plus (b) the aggregate sales of the Initial Clinical Diagnostic Assay for the quantitative detection of HIV-1) in each of the years indicated following FDA approval thereof in the United States, provided that sufficient Clinical Diagnostic Instruments and such Initial Clinical Diagnostic Assays for the quantitative detection of HIV-1 are available to Chiron:

                   Period after                        Minimum percentage
                   FDA approval                        during such year
                   ------------                        ----------------
                   First year                          [***]
                   Second year                         [***]
                   Third year and
                   each year thereafter                [***]

            During the period prior to Chiron's election, if any, commencing at such time as the Supervisory Board determines that the Initial Clinical Diagnostic Assay for the quantitative detection of HIV-1 is available for use in marketing studies, Gen-Probe shall provide such Initial Clinical Diagnostic Assay for at least four (4) marketing studies with respect to such Initial Clinical Diagnostic Assay and Chiron shall manage such marketing studies. Each party shall bear the costs of its activities in connection with such marketing studies.

            Commencing with the First Commercial sale of the Initial Clinical Diagnostic Assay for the quantitative detection of HIV-1, Gen-Probe and its Affiliates shall have the right to co-promote such Initial Clinical Diagnostic Assay, provided that such co- promotion conforms with the marketing, product, pricing and promotional strategy as determined by Chiron.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            If Chiron fails to elect to be bound by the minimum sales obligations as provided above or if Chiron fails to meet the minimum sales obligations set forth above for any year, then Chiron's exclusive rights under
Section 4.1 above regarding such Initial Clinical Diagnostic Assay shall become co-exclusive.

            For purposes of this Section 4.5, "co-exclusive" shall mean that Chiron's exclusive rights and licenses shall be exclusive as to all other Persons, except as to Gen-Probe, its Affiliates and not more than one (1) other licensee of Gen-Probe in each country with respect to such assay.

            4.5.2 Chiron shall be required to obtain regulatory approval in the United States, or at least two of Japan, Germany, Italy, Spain or France, to sell at least the following aggregate number of Initial Clinical Diagnostic Assays and Exclusive Future Clinical Diagnostic Assays within the time designated:

                 Anniversary                   Number of Required
            of the Effective Date               Approved Assays
            ---------------------               ---------------
                     3                                [***]
                     5                                [***]
                     7                                [***]

            If Chiron does not meet the above requirement for approved assays, it may count as one approved assay for purposes of the above requirement each two (2) Initial Clinical Diagnostic Assays or Exclusive Future Clinical Diagnostic Assays which it has submitted to an applicable regulatory agency in the United States or at least two of Japan, Germany, Italy, Spain or France, if Chiron is prosecuting such application(s) in good faith as of the required date.

            If Chiron has failed to meet any of the above requirements, then Chiron's exclusive rights under Section 4.2 above (and the exclusive licenses granted by Gen-Probe to Chiron under the Gen-Probe IP Rights under Section 4.2 above) regarding each Exclusive Future Clinical Diagnostic Assay which is not then being sold, or which has not then completed Phase 1 of the Design Review Process, shall become coexclusive with Gen-Probe and shall thereafter be subject to the provisions of Section 4.3 (except for the licensing right of Section 4.3.1(d)). All Sales Royalties for any Exclusive Clinical Diagnostic Assay sold by Chiron shall continue to be governed by Section 1.52.2.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            4.5.3

                  (a) Except for assays which Chiron has on the market or in development as of the Effective Date, if Chiron (whether directly or through its Affiliate) promotes, markets or sells any nucleic acid probe-based assay which is directed to the same virus or marker for the same primary clinical indication as any Clinical Diagnostic Assay which has been developed and is then being sold and as to which Chiron holds the exclusive right to promote, market or sell hereunder, then Chiron's rights regarding such Clinical Diagnostic Assay under
Section 4.1 or 4.2 above (and the licenses regarding such Clinical Diagnostic Assay granted by Gen-Probe to Chiron under the Gen-Probe IP Rights under Section
4.1 or 4.2 above) shall become co-exclusive, as defined in Section 4.5.1.

                  (b) For assays which Chiron has on the market or in development as of the Effective Date, if (i) a Clinical Diagnostic Assay is developed under this Agreement as to which Chiron holds the exclusive right to promote, market or sell hereunder, and (ii) Chiron or its Affiliate promotes, markets or sells any nucleic acid probe-based assay which is directed to the same virus or marker for the same primary clinical indication as such Clinical Diagnostic Assay at the time an application is submitted to the FDA for approval of such Clinical Diagnostic Assay, then in order to retain its exclusive rights, Chiron shall be required to elect, within thirty (30) days following Chiron's receipt of a copy of the FDA application, to be bound by a minimum sales obligation for such Clinical Diagnostic Assay to be negotiated in good faith, which shall be designed to accomplish a transition to such Clinical Diagnostic Assay over a three-year period following FDA approval (not to exceed the annual targets set forth in Section 4.5.1). If Chiron fails to elect to be bound by the minimum sales obligations as provided above or if Chiron fails to meet the minimum sales obligations for any year, then Chiron's exclusive rights under
Section 4.1 or 4.2 above regarding such Clinical Diagnostic Assay shall become co-exclusive.

            4.5.4 CDS (and its Affiliates) shall have the right to co-market the Initial Clinical Diagnostic Assays for the qualitative detection of HIV, and for the quantitative detection of HIV, and the Exclusive Future Clinical Diagnostic Assay for the qualitative detection of HBV in Japan, China, Taiwan and Korea for use in the Clinical Diagnostic Field, and to retain all proceeds thereof without compensation to Chiron. CDS shall have the right to co-promote the Combo Clinical Diagnostic Assay, if sold by Chiron, the Initial Clinical Diagnostic Assay for the qualitative detection of HCV, and the Future Clinical Diagnostic Assays in Japan, China, Taiwan and Korea for use in the Clinical Diagnostic Field, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor (provided that no such strategy shall preclude co-promotion).

            4.5.5 Gen-Probe and its Affiliates shall have the right to co-promote the Clinical Diagnostic Assays for use in the Clinical Diagnostic Field, provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Chiron or the Major Distributor, if applicable, provided that no such strategy shall preclude co-promotion).

            4.5.6 Except to the extent provided in Section 4.5.1, 4.5.2 or 4.5.3, during the Clinical Diagnostic Term, Gen-Probe shall not grant any licenses to any Third Parties (other than bioMerieux S.A., bioMerieux Vitek, Inc., and their Affiliates) under the Gen-Probe IP Rights for the development, manufacture, use or sale of (i) a TMA Assay directed to the markers in the Clinical Diagnostic Field which are identified in Schedule A or (ii) an assay directed to the markers in the Clinical Diagnostic Field which are identified in Schedule A utilizing Gen-Probe's "Hybridization Protection Assay" ("HPA").

      4.6 Chiron Co-Promotion Rights. Chiron and its Affiliates shall have the right to co-promote any Gen-Probe assays (in addition to the Clinical Diagnostic Assays) which are developed by Gen-Probe and its Affiliates which can be conducted by the Clinical Diagnostic Instruments and provided that Gen-Probe has the right to grant such rights and provided that such co-promotion conforms with the marketing, product, pricing, and promotional strategy as determined by Gen-Probe (provided that no such strategy shall preclude co-promotion).

      4.7 Records and Reports.

            4.7.1 Records. Gen-Probe and Chiron each shall maintain records, in sufficient detail appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Development Programs for Clinical Diagnostic Assays and Clinical Diagnostic Instruments (including all data in the form required under all applicable laws and regulations).

            4.7.2 Inspection of Records. Gen-Probe and Chiron each shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of the other party to the extent reasonably required for the performance of the Development Programs for Clinical Diagnostic Assays and Clinical Diagnostic Instruments. The parties shall develop reasonable procedures for requesting and delivering copies of such records to each other as may be necessary for the performance of the Development Programs for Blood Screening Assays and Blood Screening Instruments. Each party shall maintain such records and the information of the other party contained therein in confidence incorporating the terms of Article 8 below and shall not use such records or information except to the extent otherwise permitted by this Agreement.

            4.7.3 Development Reports and Information. Gen-Probe and Chiron shall keep each other informed of their progress under the Development Programs for Clinical Diagnostic Assays and Clinical Diagnostic Instruments. The parties shall develop reasonable procedures for requesting and delivering copies of such records to each other as may be necessary for the performance of the Development Programs for Clinical Diagnostic Assays and Clinical Diagnostic Instruments. Within thirty (30) days following the end of each calendar quarter during the term of the Development Programs for Clinical Diagnostic Assays and Clinical Diagnostic Instruments, and within thirty (30) days following the expiration or termination of such Development Programs, Gen-Probe and Chiron each shall prepare and provide to the other party a reasonably detailed written summary report which shall describe the work performed by such party to date under such Development Programs.

                                    ARTICLE 5

                               SUPERVISORY BOARDS

      5.1 Supervisory Boards.

            5.1.1 Composition. The Development Programs for the Products in each of the Blood Screening Field and the Clinical Diagnostic Field shall be supervised by a Blood Screening Supervisory Board and a Clinical Diagnostic Supervisory Board, respectively. Each Supervisory Board shall be comprised of three (3) named representatives of Gen-Probe and three (3) named representatives of Chiron. Each party shall appoint its respective representatives to each Supervisory Board from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other party of such change.

            5.1.2 Meetings. Each Supervisory Board shall meet not less than once each calendar quarter during the term of this Agreement, on such dates and at such times and places as agreed to by Gen-Probe and Chiron, alternating between San Diego and Emeryville, or such other locations as the parties shall agree. All meetings shall be set at times and place to be mutually agreed.

            5.1.3 Actions. Each party's representatives shall collectively have one vote as to all matters. Any approval, determination or other action agreed to both parties' representatives shall be the approval, determination or other action of the Supervisory Board. All board actions require a unanimous vote. Any matters as to which a Board cannot reach a unanimous vote shall be presented to the parties' respective presidents for consideration, in accordance with Article 13.

      5.2 Reports. Within thirty (30) days following each Supervisory Board meeting during the term of this Agreement, the Supervisory Board shall prepare and provide to each party a reasonably detailed written summary report which shall describe any approval, determination or other action by the Supervisory Board.

                                    ARTICLE 6

                                  SUPPLY TERMS

      6.1 Manufacture and Sale. On the terms and subject to the conditions of this Article 6, Gen-Probe shall manufacture, or have manufactured, sell and deliver to Chiron, and Chiron shall purchase from Gen-Probe, such amounts of the Products, as Chiron orders pursuant to Section 6.3.4 below. Gen-Probe shall cause its subcontract manufacturers, if any, to comply with the provisions of this Article 6. Gen-Probe shall use Commercially Reasonable Efforts to meet the market demand for the Products as to which it has undertaken an obligation to manufacture. During the due diligence period following signing of this contract the parties will meet to discuss manufacturing plans for the Products.

      6.2 Manufacturing Practices.

            6.2.1 Specifications. Gen-Probe shall manufacture all the Products under this Agreement in accordance with all applicable laws and regulations and in conformity with the product specifications.

            6.2.2 Audit. Chiron shall have the right, at its sole expense, to audit Gen-Probe for compliance with Section 6.2.1 upon reasonable notice during normal business hours and not more than once in each calendar year (or such additional times as may be necessary to ensure compliance with all material requirements).

            6.2.3 Certificates of Analysis. Gen-Probe shall provide certificates of analysis to Chiron for all the Blood Screening Assays, Clinical Diagnostic Assays and Rare Reagents manufactured and supplied hereunder based upon a reference standard reasonably proposed by Gen-Probe and acceptable to Chiron.

            6.2.4 Quality Control Information. Upon the reasonable request of Chiron, Gen-Probe shall provide Chiron with such reasonable information, including analytical and manufacturing documentation, requested by Chiron regarding quality control of the Products. Chiron shall treat all such information disclosed pursuant to this Section as confidential information of Gen-Probe subject to the provisions of Article 8 below.

      6.3 Forecasts and Orders.

            6.3.1 Forecasts.

            (a) Initial Forecasts. Not less than six months prior to the date of the first anticipated delivery of any Product by Gen-Probe to Chiron, Chiron shall prepare and provide Gen-Probe with a written forecast of the estimated requirements of Chiron and its Affiliates for each Blood Screening Assay, Blood Screening Instrument, Clinical Diagnostic Assay, Clinical Diagnostic Instrument, or Rare Reagent for each of the twelve (12) calendar months beginning with the month of the first anticipated delivery of any Product. Gen-Probe shall respond to Chiron's forecast in writing within thirty (30) days and shall have no obligation with respect to such forecast unless it has approved such forecast in writing. Gen-Probe shall use Commercially Reasonable Efforts to meet the market demand for the Products as to which it has undertaken an obligation to manufacture.

            Not less than three months prior to the date of the first anticipated delivery of any Product, Chiron shall prepare and provide Gen-Probe with a more current written forecast covering the same Products and period. Gen-Probe shall respond to Chiron's updated forecast in writing within ten (10) days. Gen-Probe shall have no obligation with respect to such updated forecast to the extent that the forecasted quantity of any Product has been increased by more than fifteen percent (15%) for the first three-month period of such forecast, or by more than twenty-five percent (25%) for the twelve-month period of such forecast, from the previously-approved amount for such Product unless it has approved such increase in writing.

      The parties recognize that forecasting the first year for any Product will be difficult and that actual experience may significantly vary from the forecast. Without modifying any other provision of this Agreement, the parties agree to work together to address the first year supply of Products, and to use Commercially Reasonable Efforts to satisfy the market need.

            (b) Regular Monthly Forecasts. Beginning with the first day of the month of the first Product delivery and prior to the first day of each subsequent month, Chiron shall update its prior forecast by extending the forecast to cover a period of not less than 12 months beyond the date of Gen-Probe's receipt of the updated forecast (which date is referred to as the "Forecast Date"). Absent Gen-Probe's prior written consent, such updated forecast shall be subject to the following restrictions:

                  (i) Chiron may not modify the previously-forecasted amount of any Product for the three-month period following the Forecast Date.

                  (ii) Chiron may not modify its previously-forecasted amount of any Blood Screening Assay, Clinical Diagnostic Assay, or Rare Reagent for the fourth through sixth months covered by the forecast by more than fifteen percent (15%) per month from the previously-forecasted amount.

                  (iii) Chiron may not modify its previously-forecasted amount of any Blood Screening Assay, Clinical Diagnostic Assay, or Rare Reagent for the seventh through eleventh months covered by the forecast by more than twenty-five percent (25%) per month from the previously-forecasted amount.

                  (iv) Chiron may not forecast an amount of any Blood Screening Assay, Clinical Diagnostic Assay, or Rare Reagent for the twelfth month which is more than twenty-five percent (25%) greater than the amount forecasted for the eleventh month.

                  (v) Chiron may not increase its forecast for any Blood Screening Instrument or Clinical Diagnostic Instrument for the fourth through sixth months covered by the forecast by more than twenty-five percent (25%) per month from the previously forecasted amount.

Chiron shall prepare each forecast based upon Chiron's good faith determination of the past and reasonably anticipated market demand for each Product and in doing so shall recognize in good faith limitations imposed by arrangements, if any, with subcontractors of Gen-Probe for the manufacture and supply of such Product or any component thereof.

            6.3.2 Purchase Obligation. Chiron shall be required to purchase not less than ninety percent (90%) of the quantity of each Product estimated for the initial three-month period covered in each forecast (other than the first such forecast) under Section 6.3.1(a) above.

            6.3.3 Orders. Except as otherwise set forth below in this Section 6.3.3, Chiron shall make all purchases of Products hereunder by submitting to Gen-Probe a single binding purchase order for each calendar month. Not less than three months prior to the date of the first anticipated delivery of any Product, Chiron shall deliver to Gen-Probe its initial binding purchase order, which shall specify the quantity ordered, the place of delivery and the requested delivery date for each of the three months beginning with the first Product delivery. Not less than ninety days prior to the first day of the first month following the period of the first binding purchase order, and not less than 90 days prior to the first day of each succeeding month, Chiron shall deliver to Gen-Probe a binding purchase order for such month, which shall specify the quantity ordered, the place of delivery and the requested delivery date. Each purchase order shall be in writing in a form reasonably acceptable to Gen-Probe. The requested delivery date shall be not be less than ninety (90) days after the date of such purchase order. If the quantity of any Product ordered by Chiron for delivery in any calendar month exceeds the quantity of such Product set forth in the most recent forecast, then Gen-Probe shall provide Chiron with written notice of the anticipated delivery date for, and use Commercially Reasonable Efforts to deliver, the amount of Product in excess of the forecasted amount. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail.

            6.3.4 Supply Obligation. Gen-Probe shall be required to supply in any month the quantity of each Product ordered by Chiron pursuant to Section
6.3.3 to the extent such quantity of such Product was set forth in the most recent forecast. If the quantity of any Blood Screening Assay, Clinical Diagnostic Assay or Rare Reagent ordered by Chiron under Section 6.3.4 below for any calendar period exceeds the forecasted amount, Gen-Probe shall use its Commercially Reasonable Efforts to supply such excess. If Gen-Probe becomes aware of any fact indicating that Gen-Probe may be unable to meet Chiron's forecasted demand as to any Product, Gen-Probe shall promptly provide written notice of such fact to Chiron. The Supervisory Board shall then meet to discuss the relevant circumstances and appropriate actions.

      6.4 Delivery and Acceptance.

            6.4.1 Delivery. Unless Gen-Probe is otherwise instructed by Chiron, all the Products supplied under this Agreement shall be shipped f.o.b. place of manufacture to such location as designated by Chiron in the applicable purchase order. Gen-Probe shall pre-pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of the Products purchased by Chiron hereunder and add such charges to the applicable invoice. Title and risk of loss and damages to the Products purchased by Chiron hereunder shall pass to Chiron upon receipt by the carrier. Chiron shall have the right to select the carrier. Subject to the guidance of the Supervisory Boards, Gen-Probe shall provide warehouse capability for Products after sale to Chiron and pending further delivery instructions. The Supervisory Boards shall reasonably allocate the cost of such warehouse capability between the parties.

            6.4.2 Rejection and Cure.

            (a) Blood Screening Assays and Clinical Diagnostic Assays. If a shipment of Blood Screening Assays or Clinical Diagnostic Assays or any portion thereof is spoiled, damaged or defective, or fails to have the appropriate remaining life, then Chiron shall have the right to reject such shipment or the portion thereof that fails to so conform, as the case may be. Chiron shall give written notice to Gen-Probe of its rejection hereunder, within thirty (30) days after Chiron's receipt of such shipment, specifying the grounds for such rejection. All or any part of any shipment may be held for Gen-Probe' disposition, at Gen-Probe's expense if found to be not in conformance with the applicable specifications. Gen-Probe shall use its Commercially Reasonable Efforts to cure such rejection or replace such rejected shipment

(or portion of shipment) after receipt of notice of rejection thereof.

            (b) Blood Screening Instruments and Clinical Diagnostic Instruments. If any Blood Screening Instrument or Clinical Diagnostic Instrument is damaged, defective or fails to conform to the specifications therefor, then Chiron shall have the right to reject such damaged, defective or nonconforming Blood Screening Instrument or Clinical Diagnostic Instrument. Chiron shall give written notice to both Gen-Probe and any manufacturer designated by Gen-Probe of its rejection hereunder, within ten (10) days after installation of such Instrument, specifying the grounds for such rejection. The Blood Screening Instrument or Clinical Diagnostic Instrument shall be held for Gen-Probe's disposition, at Gen-Probe's expense, if found to be damaged, defective or nonconforming. Gen-Probe shall use its Commercially Reasonable Efforts to replace such rejected Blood Screening Instrument or Clinical Diagnostic Instrument after receipt of notice of rejection thereof.

            6.4.3 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, GEN-PROBE'S SOLE LIABILITY TO CHIRON, AND CHIRON'S SOLE REMEDY, WITH RESPECT TO THE SPECIFIC MATTERS ADDRESSED UNDER SECTION 6.4.2 ABOVE SHALL BE THE REJECTION AND REPLACEMENT OF NON-CONFORMING PRODUCTS. NOTHING IN THIS SECTION SHALL LIMIT ANY RIGHTS OR REMEDIES UNDER ARTICLE 10 OR ANY RIGHT OF CHIRON TO ASSUME RESPONSIBILITY FOR THE MANUFACTURE OF THE PRODUCTS UNDER ARTICLES 3 AND 4.

      6.5 Packaging. All Products supplied under this Agreement shall be packaged in such manner as Chiron reasonably determines and Gen-Probe does not reasonably object.

      6.6 Warranty. Gen-Probe warrants that all the Products delivered to Chiron pursuant to this Agreement shall conform with the applicable specifications, shall be free from defects in material and workmanship, and shall be manufactured in compliance with applicable laws and regulations. Any and all warranties by subcontract manufacturers of the Blood Screening Instruments and the Clinical Diagnostic Instruments shall inure to the benefit of Chiron, to the extent permitted by such subcontract manufacturer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GEN-PROBE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS. GEN-PROBE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

      6.7 Independent Purchaser Status. Chiron shall be an independent purchaser and reseller of the Products. Chiron shall be free to use and resell the Products on such terms as it may, in its sole discretion, determine, including price, returns, credits and discounts.

      6.8 Invoicing. Upon shipment of the Products to Chiron, Gen-Probe shall submit invoices therefor to Chiron.

      6.9 Sales and Use Taxes. Any federal, state, county or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against income), assessed or charged on the sale of the Products sold by Gen-Probe to Chiron pursuant to this Agreement shall be paid by Chiron.

      6.10 Non-Commercial Products. Gen-Probe agrees to provide to Chiron reasonable quantities of Blood Screening Assays and Clinical Diagnostic Assays manufactured by Gen-Probe for uses other than sale to customers, including without limitation research studies, marketing studies, internal research and development, and troubleshooting (all for Chiron's use only in direct furtherance of the express purposes of this Agreement and without any implied license for any purpose other than such express purposes), to the extent such Products are specifically ordered by Chiron for such purposes ("Non-commercial Products"). The entire compensation to Gen-Probe for Non-commercial Products shall be not greater than [***] of Gen-Probe's Manufacturing Cost. The quantities of Non-commercial Products ordered by Chiron shall be subject to review by the Supervisory Board.

      6.11 Internal Commercial Use. Subject to Section 1.52.4, for all Products which are used commercially by Chiron or its Affiliates, Chiron shall pay to Gen-Probe the compensation which would be due Gen-Probe had such Products been the subject of an arm's-length commercial sale by Chiron or the Major Distributor (if applicable).

      6.12 Safety Stocks. Immediately following the execution of this Agreement by both parties, the parties will meet and confer and negotiate in good faith in order to agree upon provisions concerning the arrangements for a safety stock of each of the Products and plans for the creation of the initial safety stock and a reasonable schedule therefor. It is the parties' intent to agree upon such provisions within sixty (60) days of the date of this Agreement. The Supervisory Boards will from time-to-time review the adequacy of such arrangements for such safety stocks. Notwithstanding any other provision of this Agreement, if Gen-Probe is otherwise unable to deliver any Product in accordance with this Agreement, then that portion (if any) of the safety stock of that Product stored at Gen-Probe facilities may be applied to meet Chiron's demand for that Product, provided that Gen-Probe shall then be required to restore the safety stock within the applicable periods for cure of a failure to supply pursuant to
Article 3 or 4, unless otherwise mutually agreed. Gen-Probe shall give Chiron fifteen (15) days prior written notice before using any safety stock Product in a manner which reduces the amount of the safety stock.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      With respect to any Initial Blood Screening Assay or Future Blood Screening Assay, the objective of the parties is to share equally the aggregate cost of maintaining safety stocks of raw components, work-in-progress, and finished as required by CBER. Gen-Probe will carry the safety stock of raw components and work-in-progress for such Assays, and will carry one months safety stock in the event that more than two months' supply of such Assays is mandated as safety stock. Chiron shall carry all other safety stocks for such Assays, unless such responsibility places a disproportionate burden with respect to overall safety stock costs on Chiron, in which event the Supervisory Board will readjust the parties' responsibilities.

                                    ARTICLE 7

                              PAYMENTS AND REPORTS

      7.1 Reports. Within forty-five (45) days after the end of each calendar month or fiscal quarter during the Blood Screening Term or Clinical Diagnostic Term, as applicable in connection with Chiron's payment obligations hereunder, Chiron shall furnish to Gen-Probe a written report showing in reasonably specific detail (a) the gross sales, on a Product-by-Product and country-by-country basis, of all Products sold by Chiron and its Affiliates (or, as to Blood Screening Assays, the Major Distributor, or any other distributor for Chiron in Japan, Germany, Italy, France or the United Kingdom) to independent customers in the Territory during such period as to which Chiron is obligated to make payments hereunder based on Product sales and the calculation of Net Sales on a worldwide basis from such gross sales; (b) all amounts owing to Gen-Probe hereunder payable in United States dollars, if any, which shall have accrued hereunder based upon such sales of Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such sales; (d) the date of the First Commercial Sale of each Product in each country in the Territory during such period; and (e) the exchange rates used in determining the amount of United States dollars. Chiron shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable all amounts payable hereunder to be determined. Each party shall provide the other with the information concerning access to instruments required by
Section 4.4.7. CDS shall provide Chiron with information as to sales of the Initial Blood Screening Assay sold in Japan by CDS within forty-five days after the end of each calendar quarter.

      7.2 Exchange Rates. With respect to sales of Products invoiced in United States dollars, all such amounts calculated under this Agreement shall be expressed in United States dollars. With respect to sales of Products invoiced in a currency other than United States dollars, all such amounts calculated under this Agreement shall be expressed in the domestic currency of the party making the sale together with the United States dollar equivalent of such amounts calculated using Chiron's standard accounting methods for calculating worldwide sales of its other products.

      7.3 Audits.

            7.3.1 Upon the written request of either party (the "Requesting Party") and not more than once in each calendar year, the other party (the "Responding Party") shall permit an independent certified public accounting firm of nationally recognized standing, selected by the Requesting Party and reasonably acceptable to the Responding Party, at the Requesting Party's expense, to have access during normal business hours to such of the records of the Responding Party as may be reasonably necessary to verify the accuracy of the payment reports and invoices hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to the Requesting Party only whether the payment reports and invoices are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

            7.3.2 If such accounting firm concludes that undercharged or overcharged amounts are owing from one party to the other for such period, the appropriate party shall pay such amounts within thirty (30) days of the date the Requesting Party delivers to the Responding Party such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by the Requesting Party; provided, however, if the audit discloses either (a) that the amounts payable by the Responding Party for the audited period are more than one hundred five percent (105%) of the amounts actually paid for such period, or
(b) that the amounts charged by the Responding Party for the audited period are more than one hundred five percent (105%) of the amounts actually incurred for such period, then the Responding Party shall pay the reasonable fees and expenses charged by such accounting firm.

            7.3.3 The Requesting Party shall treat all financial information subject to review under this Section 7.3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence with a confidentiality agreement reasonably acceptable to the Responding Party.

      7.4 Payment Method. All payments by Chiron to Gen-Probe under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as Gen-Probe shall designate before such payment is due.

      7.5 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Product is sold, payment shall be made through such lawful means or methods as the parties reasonably shall determine.

            7.6 Withholding Taxes. Chiron shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges (other than United States taxes) with respect to amounts payable by Chiron, its Affiliates or, in the case of Products for the Blood Screening Field, by the Major Distributor or distributors in Japan, Germany, Italy, France, or the United Kingdom, or any taxes required to be withheld by Chiron, its Affiliates, or such distributors, to the extent Chiron, its Affiliates, or such distributors pay to the appropriate governmental authority on behalf of Gen-Probe such taxes, levies or charges. Chiron shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of Gen-Probe by Chiron, its Affiliates, or such distributors. Chiron promptly shall deliver to Gen-Probe proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

            7.7 Late Payments. Unless otherwise provided in this Agreement, a party shall pay interest to the other party on the aggregate amount of any amounts payable by such party that are not paid on or before the date such amounts are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, plus two percent (2%), or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

                                    ARTICLE 8

                                 CONFIDENTIALITY

            8.1 Confidential Information. For the period commencing on the date this Agreement is first signed by both parties and ending seven (7) years following the expiration or earlier termination hereof, a party (the "Receiving Party") shall maintain in confidence the Confidential Information of the other party, and shall not disclose, use, or grant the use of the Confidential Information of the other party (the "Disclosing Party") except on a need-to-know basis to its (and its Affiliates') directors, officers and employees, and to its consultants and to other Third Parties, and then only to the extent that such disclosure or use is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure to any Person is authorized by this Agreement, prior to disclosure, the Receiving Party shall obtain written agreement of such Person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other party except as expressly permitted under this Agreement. The parties agree that the term of the non-disclosure and non-use obligations of a Third Party will end seven (7) years after the end of the contractual arrangement with such Third Party. Each Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information. Upon the expiration or earlier

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termination of this Agreement, each party shall return to the other party all tangible items regarding the Confidential Information of the other party and all copies thereof; provided, however, that each Receiving Party shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder. Notwithstanding the foregoing and Section 1.23, unless otherwise mutually agreed in writing, neither party shall have any obligation to the other party pursuant to this Article 8 or pursuant to Article 9 with respect to use of Confidential Information of the Disclosing Party unless, prior to disclosure, such Confidential Information is specifically identified in writing to the Receiving Party and the Receiving Party agrees in writing to accept such Confidential Information.

            8.2 Terms of this Agreement. For the period commencing on the date this Agreement is first signed by both parties and ending on the expiration or earlier termination hereof, without the prior express written consent of the other party, which shall not be unreasonably withheld or delayed, neither party shall (a) disclose any financial terms or conditions of this Agreement to any Third Party, except as reasonably required in connection with such party's activities hereunder, or under appropriate confidentiality restrictions to potential Third Party distributors or assignees, or (b) originate any initial disclosure to any third party of the existence or terms of this Agreement prior to the Effective Date (unless pursuant to an appropriate confidentiality agreement); or (c) originate any initial publicity, news release or any other public announcement (written or oral) relating to this Agreement or the existence of an arrangement among the parties. Notwithstanding the foregoing, prior to the Effective Date, the parties shall mutually agree upon a joint press release relating to this Agreement for issuance on or after the Effective Date. Either party shall thereafter be free to disclose any information contained in the public disclosure approved pursuant to this Section 8.2 or which is made without confidentiality restrictions pursuant to Section 8.3.

            8.3 Permitted Disclosures. The confidentiality obligations under this Article 8 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, provided that such party shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

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                                    ARTICLE 9

                   INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS

      9.1 Ownership of Inventions.

            9.1.1 Except as otherwise set forth in Sections 9.1.2 through 9.1.7 below, the entire right and title in all discoveries, inventions or other technology, data or information (whether patentable or not), together with all patent and other intellectual property rights therein, made or conceived during and as a result of a Development Program or the performance of other obligations under this Agreement, (e.g., manufacturing) (collectively, the "Inventions") (a) by employees of Gen-Probe or others acting solely on behalf of Gen-Probe (the "Gen-Probe Inventions") shall be owned solely by Gen-Probe, (b) by employees of Chiron or others acting solely on behalf of Chiron (the "Chiron Inventions") shall be owned solely by Chiron, and (c) jointly by employees of Gen-Probe or others acting on behalf of Gen-Probe and employees of Chiron or others acting on behalf of Chiron (the "Joint Inventions") shall be owned jointly by Gen-Probe and Chiron.

            (a) Chiron Inventions shall be included within the Chiron IP Rights, Gen-Probe Inventions shall be included within the Gen-Probe IP Rights, and Joint Inventions shall be within both the Chiron IP Rights and Gen-Probe IP Rights, so that they are available for use within the scope of this Agreement.

            (b) Each party shall have the right, subject to the provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in both its own inventions hereunder (except that each party expressly agrees that this sentence does not create in any way an implied license to the intellectual property of the other party and that there are no such implied licenses in this Agreement) and in any Joint Invention hereunder (or the patent and other intellectual property rights therein) without the consent of, or compensation or accounting to, the other party, except as to a Joint Invention to the extent that:

                  (i) Such use or application of a Joint Invention would require a license from the other party (under a Valid Claim other than those claiming the Joint Invention) each party expressly agreeing that in this Agreement there are no implied licenses to the intellectual property of the other party); and

                  (ii) except that, absent mutual written agreement, no use of any such Joint Invention shall be made during any term of this Agreement in connection with a Competitive Probe Assay (which shall mean for all purposes of this Agreement (i) as to both parties, a nucleic acid probe-based assay which is used for the same clinical indication as any Initial Blood Screening Assay, Future Blood Screening Assay, or Initial Clinical Diagnostic Assay developed under this Agreement; and (ii) as to Gen-Probe, a nucleic acid probe-based assay which is used for the same clinical indication as any Exclusive Future Clinical Diagnostic Assay.)

            9.1.2 Neither Chiron nor Gen-Probe shall have any rights in or to the patent rights or other intellectual property rights of the other party for any use or application other than those expressly and specifically granted by this Agreement.

            9.1.3 The parties acknowledge and agree that, notwithstanding that only limited rights have been granted hereunder, certain new technology may be discovered, invented or created solely by Chiron through Chiron's use of the Gen-Probe IP Rights within the uses and in the manner contemplated by this Agreement. The Parties also acknowledge and agree that, notwithstanding that only limited rights have been granted hereunder, certain new technology may be discovered, invented or created solely by Gen-Probe through Gen-Probe's use of the Chiron IP Rights within the uses and in the manner contemplated by this Agreement. The rights and obligations of the Parties with respect to all such new technology shall be governed by this Article 9.

            9.1.4 As used herein, a "Derivative Invention" shall mean any Invention made after the date of this Agreement and claimed in a Valid Claim of the Inventing Party which:

                  (a) is discovered, invented or created by a party (the "Inventing Party") during any term of this Agreement; and

                  (b) was made through or with, and would not have been made but for, the Inventing Party's use of Confidential Information of the other party (the "Disclosing Party") which was specifically identified to the Inventing Party in writing prior to disclosure and which the Inventing Party elected to receive, if such information was confidential when the invention was made.

            9.1.5 Neither party shall use any Derivative Invention in connection with a Competitive Probe Assay during any term of this Agreement.

            9.1.6 A Disclosing Party shall have the exclusive option to acquire, on Commercially Reasonable Terms, all right, title and interest in any Derivative Invention which represents an improvement to, and as to which any substantial use would infringe a Valid Claim for, Core Technology of the Disclosing Party. The option hereby granted the Disclosing Party shall expire six (6) months after the Derivative Invention is first disclosed to the Disclosing Party by the Inventing Party unless the Disclosing Party has elected within such period to exercise such option. With respect to any such Derivative Invention, following the Disclosing Party's election to acquire ownership: (a) The Disclosing Party may use such Derivative Invention for all uses and purposes other than those prohibited by Section 9.1.5 and other than those which would require a license from the Inventing Party under a Valid Claim (other than a Valid Claim for the Derivative Invention). The Disclosing Party shall have the right to license the Derivative Invention without the consent of the Inventing Party, but any such license shall contain the same use restrictions set forth in the first sentence of this subparagraph (a); and (b) the Inventing Party may use such Derivative Invention for (i) any of the purposes expressly permitted by the terms of this Agreement with respect to the Confidential Information of the Disclosing Party and (ii) any use or application which does not require a license of a Valid Claim of the Disclosing Party, but only to the extent that such use is not made in connection with any product which competes directly with a nucleic acid probe-based assay product of the Disclosing Party which has been sold as of the Effective Date of this Agreement. The Inventing Party shall not have the right to sublicense its rights hereunder except with the consent of the Disclosing Party, which consent shall not be unreasonably withheld. In any event, any such sublicense approved by the Disclosing Party shall contain the same use restrictions set forth in clauses (i) and (ii) of this subparagraph (b).

            (c) The "Commercially Reasonable Terms" referred to above shall give full recognition, in favor of the Disclosing Party, to both the value of the Confidential Information of such Disclosing Party with which the Derivative Invention was made (and without which the Derivative Invention would not have been made) and the value of the rights granted to the Inventing Party as to such Derivative Invention. The "Commercially Reasonable Terms" referred to above shall also give full recognition, in favor of the Inventing Party, to the value of the inventive application of such Confidential Information.

            9.1.7 An Inventing Party shall own all right, title and interest in any Derivative Invention which is not subject to Section 9.1.6 or which the Disclosing Party does not elect to acquire within the six-month period permitted by Section 9.1.6. With respect to any such Derivative Invention,

                  (a) The Inventing Party may use such Derivative Invention for all uses and purposes other than those prohibited by Section 9.1.5, but only to the extent that (i) such use does not require a license under a Valid Claim of the Disclosing Party or further rights to Confidential Information of the Disclosing Party which was previously disclosed hereunder or (ii) such use is not made in connection with any product which competes directly with a nucleic acid probe-based assay product of the Disclosing Party which is sold as of the Effective Date of this Agreement. The Inventing Party shall have the right to license the Derivative Invention without the consent of the Disclosing Party, but any such license shall contain the same use restrictions set forth in the first sentence of this subparagraph (a); and

                  (b) The Disclosing Party may use such Derivative Invention (i) for any of the purposes expressly permitted by the terms of this Agreement and
(ii) pursuant to the terms of a license granted under Section 9.1.7(c), for all uses and applications other than those prohibited under Section 9.1.5, which would not require a license from the Inventing Party under a Valid Claim (other than a Valid Claim for the Derivative Invention). Upon exercise of the option for a license, the Disclosing Party shall not have the right to sublicense its rights thereunder except with the consent of the Inventing Party, which consent shall not be unreasonably withheld. In any event, any such sublicense approved by the Inventing Party shall contain the same use restrictions set forth in clauses (i) and (ii) of this subparagraph (b).

                  (c) Upon request, the Inventing Party shall grant a nonexclusive license to the Disclosing Party on Commercially Reasonable Terms to be negotiated to enable the Disclosing Party to use such Derivative Invention for the purposes described in Section 9.1.7(b)(ii). The "Commercially Reasonable Terms" referred to above shall give full recognition, in favor of the Disclosing Party, to the value of the Confidential Information of such Disclosing Party with which the Derivative Invention was made (and without which the Derivative Invention would not have been made). The "Commercially Reasonable Terms" referred to above shall also give full recognition, in favor of the Inventing Party, to the value of the inventive application of such Confidential Information.

            9.1.8 Without limiting the generality of Section 9.1.7, each Inventing Party under Section 9.1.7 agrees not to assert its rights in a Derivative Invention in such a manner as would block or diminish the Disclosing Party's rights to practice, independently of the Derivative Invention itself, the technology of the Disclosing Party directly related to the Confidential Information with which the Derivative Invention was made and without which the Derivative Invention would not have been made.

            9.1.9 Gen-Probe and Chiron shall promptly report to each other any and all Derivative Inventions as each may discover, invent or create during the Blood Screening Term and Clinical Diagnostic Term.

            9.1.10 Gen-Probe and Chiron shall execute and deliver to each other such assignments, instruments or other documents as each may reasonably consider necessary to assure compliance with the provisions of this Section 9.1. Chiron shall have the exclusive right to prosecute and defend any and all patents and patent applications concerning any Derivative Invention owned by Chiron and, as between Gen-Probe and Chiron, Chiron shall be solely responsible for the expense of such patents and patent applications. Gen-Probe shall have the exclusive right to prosecute and defend any and all proceedings concerning any Derivative Invention owned by Gen-Probe and, as between Gen-Probe and Chiron, Gen-Probe shall be solely responsible for the expense of such proceedings. As to any Derivative Invention assigned to the Disclosing Party upon exercise of the option described in Section 9.1.6, the Disclosing Party shall take all such actions as may be reasonably and specifically requested by the Inventing Party in connection with the prosecution of a patent application to protect the Inventing Party's rights in the Derivative Invention under Section 9.1.6(b), provided that the Inventing Party shall be fully responsible for all incremental costs and expenses incurred in connection with any such actions. If the Inventing Party requests any such action, the parties shall thereafter reasonably cooperate in the prosecution of such patent application.

            9.1.11 In the event the Parties cannot agree as to the classification of any technology for any purpose under this Article 9 (including the mediation described in Section 13.1), the Parties shall consider in good faith the possibility of submitting such disputes for accelerated decision by an expert arbitration under such guidelines and expedited schedule as may be mutually agreed (provided that no party shall be under an obligation to so agree). In the absence of such mutual agreement, such disagreement or dispute as to classification shall be resolved by arbitration as provided in this Agreement, except that the arbitrator may, at the request of either party, appoint one or more experts, individually or jointly, to advise and report on such classification, and the arbitrator shall place such reliance on such advice or report as he or she deems appropriate.

            9.1.12 Nothing in this Agreement shall be interpreted as giving a party the right to analyze, dissect, or disassemble any instrument, reagent, component, object, software or other property of the other party provided under the terms of this Agreement, and which is not properly available from other sources which have the right to transfer such property and authorize such activity, in order to circumvent the need for a license of the technology reflected therein.

      9.2 Patent Rights. Except as provided in Section 9.1.10, each party shall be responsible for and shall control, at its sole expense, the preparation, filing, prosecution, maintenance and enforcement of all patent rights owned by or licensed to it (except for those patent rights licensed to it from the other party) which are the subject of this Agreement. The parties shall jointly have the right to prepare, file, prosecute, maintain, and enforce patent rights covering Joint Inventions as described in Section 9.1.1 and the expenses thereof shall be reasonably shared by parties as they may agree prior to the initiation of any such proceedings. Each party shall cooperate with the other party, execute all lawful papers and instruments and make all rightful oaths and declarations, as reasonably requested by the other party and at the other party's expense, as may be necessary in connection with the preparation, prosecution, maintenance and enforcement of all patent rights which are the subject of this Agreement. Each party shall place appropriate patent markings on all products which would infringe the patent rights of the other party licensed under this Agreement, to the extent such patent marking is required by applicable law, regulation or order to enable the other party to enforce such patent rights, all as requested in writing by the other party.

      9.3 Copyrights.

            9.3.1 Gen-Probe Copyrights. Chiron hereby acknowledges that Gen-Probe has claimed, or may claim, copyright protection with respect to certain parts of the Products and related materials. Chiron further acknowledges the validity of Gen-Probe's right to claim copyright protection with respect to such items. Chiron shall take no action or make no omission which is in any way inconsistent with Gen-Probe's claim of copyright protection with respect to such items.

            9.3.2 Chiron Copyrights. Gen-Probe hereby acknowledges that Chiron has claimed, or may claim, copyright protection with respect to certain parts of the Products and related materials. Gen-Probe further acknowledges the validity of Chiron's right to claim copyright protection with respect to such items. Gen-Probe shall take no action or make no omission which is in any way inconsistent with Chiron's claim of copyright protection with respect to such items.

            9.3.3 Copyright Protection. In order to protect against infringement of the other party's copyrights, each party shall mark all of the other party copyrighted materials, as requested by the other party in writing, used by such party in conducting its activities contemplated by this Agreement with appropriate copyright markings. Each party shall cooperate with the other party, take such actions and execute such documents, as reasonably requested by the other party and at the other party's expense, to assist the other party in the protection of the other party's copyrights. Any dispute as to which party owns a copyright in will be resolved pursuant to Article 13.

      9.4 Trademarks.

            9.4.1 Gen-Probe Marks. Gen-Probe shall own the Gen-Probe Marks and shall pay all expenses of the registration thereof. Except as otherwise expressly set forth in this Agreement, Chiron shall not use, without the prior express written consent of Gen-Probe, any Gen-Probe Marks, or any word, title, expression, trademark, design or marking that is confusingly similar thereto. Subject to Section 6.5, Chiron shall not alter, remove, cover or modify any Gen-Probe Marks from the Products, their packaging or labeling without Gen-Probe's prior express written consent. Gen-Probe shall control, at its sole cost, the registration, prosecution, maintenance and enforcement of the Gen-Probe Marks.

            9.4.2 Chiron Marks. Chiron shall own the Chiron Marks and shall pay all expenses of the registration thereof. Except as otherwise expressly set forth in this Agreement, Gen-Probe shall not use, without the prior express written consent of Chiron, any Chiron Marks, or any word, title, expression, trademark, design or marking that is confusingly similar thereto. Subject to
Section 6.5, Gen-Probe shall not alter, remove, cover or modify any Chiron Marks from the Products, their packaging or labeling without Chiron's prior express written consent. Chiron shall control, at its sole cost, the registration, prosecution, maintenance and enforcement of the Chiron Marks.

      9.5 No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party, as a result of this Agreement, obtain any ownership interest or other right in any discovery, invention or other technology, data or information (or any patent, copyright, trademark, or other intellectual property rights therein) of the other party, including items transferred by the other party to such party at any time pursuant to this Agreement. Except as expressly provided in this Agreement, neither party shall be under any obligation to grant to the other party any rights in any patent, copyright, trademark, or other intellectual property.

      9.6 Third Party Technology. The Supervisory Boards will discuss Third Party patent rights which may be necessary for (i) initial blood Screening Assays, Initial Clinical Diagnostic Assays, Future Blood Screening Assays or
(ii) modifications to Initial Blood Screening Assays, Initial Clinical Diagnostic Assays, Blood Screening Instruments, or Clinical Diagnostic Instrument. The supervisory board will consider the costs of acquiring rights in such Third Party patent rights in connection with such Products, allocate the costs between the parties, and agree upon methods for implementing such cost allocations.

                                   ARTICLE 10

                          INDEMNIFICATION AND INSURANCE

      10.1 Indemnity.

            10.1.1 By Gen-Probe. Gen-Probe shall indemnify and hold Chiron harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty or covenant by Gen-Probe under this Agreement, (b) the failure of Gen-Probe or its subcontractor to manufacture the Products in conformity with the specifications therefor, (c) the negligence or willful misconduct of Gen-Probe in performing its obligations under this Agreement; or (d) the manufacture, sale, or use of any instrument or assay (including any Nonexclusive Future Clinical Diagnostic Assay) sold by or on behalf of Gen-Probe, its Third Party licensees, or any of their Affiliates, or distributors (other than by Gen-Probe to Chiron under the terms of this Agreement); in each case except to the extent arising from the negligence or willful misconduct of Chiron.

            10.1.2 By Chiron. Chiron shall indemnify and hold Gen-Probe harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty or covenant by Chiron under this Agreement, (b) the failure of Chiron or its subcontractor to manufacture a Products in conformity with the specifications therefor, in the event Chiron has assumed responsibility for the manufacture of such Product, (c) the negligence or willful misconduct of Chiron in performing its obligations under this Agreement; or (d) except to the extent Section 10.1.1 applies, the manufacture, sale, or use of any instrument or assay (including any Nonexclusive Future Clinical Diagnostic Assay) sold by or on behalf of Chiron, or its Affiliates, or distributors; except in each case to the extent arising from the negligence or willful misconduct of Gen-Probe.

      10.2 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitee, if the Indemnitee reasonably determines that representation of the Indemnitee by counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 10 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action or other proceeding, if prejudicial to its ability to defend such action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 10. The Indemnitor may not settle, or otherwise consent to an adverse judgment in, any such action or other proceeding that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

      10.3 Insurance. Each party shall maintain liability insurance (including product liability insurance) with respect to conduct of its obligations under this Agreement in such amounts as it customarily maintains with respect to the conduct of its similar activities. Each party shall maintain such insurance for so long as each continues to conduct such obligations, and thereafter for so long as it maintains insurance for itself covering its similar activities.

                                   ARTICLE 11

                              TERM AND TERMINATION

      11.1 Expiration. Unless terminated earlier pursuant to Section 11.2 below, this Agreement shall expire (i) as to the Blood Screening Assays and the Blood Screening Instruments, on the expiration of the Blood Screening Term and (ii) as to the Clinical Diagnostic Assays and Clinical Diagnostic Instruments, on the expiration of the Clinical Diagnostic Term.

      11.2 Termination.

            11.2.1 Breach. Each party may terminate the portions of this Agreement relating to the Blood Screening Field or the portions of this Agreement relating to the Clinical Diagnostic Field, as the case may be, upon or after the breach of any material provision of this Agreement, if the breaching party has not cured such breach within ninety (90) days after notice thereof from the non-breaching party.

            (a) If the breaching party is not obligated as of the date of the breach in connection with the provisions of this Agreement pertaining to both the Blood Screening Field and the Clinical Diagnostic Field, then a termination pursuant to Section 11.2.1, 11.2.2 or 11.2.3 of the portions of this Agreement relating to the Blood Screening Products shall not affect the portions of this Agreement relating to Clinical Diagnostic Products, and a termination of the portions of this Agreement relating to Clinical Diagnostic Products shall not affect the portions of this Agreement relating to Blood Screening Products. If the breaching party is obligated as of the date of the breach in connection with the provisions of this Agreement pertaining to both the Blood Screening Field and the Clinical Diagnostic Field, then the non-breaching party may terminate this Agreement in its entirety for any material breach if the breaching party has not cured such breach within ninety (90) days after notice.

            (b) Any dispute with respect to the right of a party to terminate all or a portion of this Agreement pursuant to this Section 11.2.1 shall be subject to resolution pursuant to Article 13. During the pendency of any arbitration proceeding, at the request of the non-breaching party, the arbitrator may take such interim steps and make such preliminary orders as the arbitrator deems necessary to preserve the rights of the non-breaching party pending a final arbitration award, including ordering the grant, on a temporary basis, of such licenses or rights as may be necessary to enable the non-breaching party to preserve its economic interest in the Products for the Blood Screening Field and/or the Products for the Clinical Diagnostic Field, as the case may be. At the conclusion of any such arbitration, if the arbitrator determines that the respondent materially breached this Agreement and that money damages will not adequately compensate the claimant and that no other remedy is adequate in the circumstances considered as a whole, then the arbitrator may order the breaching party to grant to the non-breaching party such rights (including a nonexclusive, worldwide license, bearing a reasonable commercial royalty, under intellectual property rights of the breaching party which are the subject of this Agreement) as may be reasonably necessary to enable the claimant to complete development already in progress of, make, use, offer for sale, sell and/or import Products for use in the Blood Screening Field and/or the Clinical Diagnostic Field, as the case may be, for the lesser of (a) five years or (b) the then-remaining period of this Agreement.

            11.2.2 Voluntary Bankruptcy. Each party may terminate this Agreement if the other party shall (a) seek the liquidation, dissolution, or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (f) adopt any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing.

            11.2.3 Involuntary Bankruptcy. Each party may terminate this Agreement if a proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed in effect, for a period of ninety (90) days from and after the date service of process is effected upon the other party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts,
(b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts.

      11.3 Effect of Expiration and Termination. Except as provided in Section 11.2.1(b), upon expiration or termination of this Agreement, the portion of this Agreement relating to Products for the Blood Screening Field, or the portion of this Agreement relating to Products for the Clinical Diagnostic Field, all rights and licenses granted hereunder with respect to the terminated portions of this Agreement shall terminate. Expiration or termination of all or a portion of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Section 3.6.1, 6.6 (product warranties), 7.3 (audit of payments), and Articles 8, 9, 10, and 13 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 12

                              CONDITIONS PRECEDENT

      The effectiveness of, and the parties' respective obligations under, this Agreement (other than Section 3.6.1 and Article 8) are subject to the satisfaction in full or the waiver by the mutual written agreement of the parties of the following conditions precedent within thirty (30) days after the date of this Agreement. If all such conditions precedent have not been satisfied in full, or waived by the mutual written agreement of the parties, on or before such date, then unless the parties otherwise mutually agree in writing, this Agreement shall be void.

      12.1 Due Execution and Delivery. Each party shall have duly and validly executed and delivered this Agreement.

      12.2 Accuracy of Representations and Warranties. All representations and warranties by each party shall be true and correct in all respects as of the Effective Date as if made as of such date.

      12.3 Governmental Approvals. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

      12.4 Due Diligence. Each party shall have completed its due diligence to its reasonable satisfaction. Each party will be conclusively presumed to have completed its due diligence to its reasonable satisfaction unless its delivers to the other party a notice of objection within the thirty (30) days following the date on which this Agreement is first signed by both parties.

                                   ARTICLE 13

                                   ARBITRATION

      13.1 Executive Mediation. Prior to submitting any dispute arising out of or related to this Agreement to arbitration pursuant to Section 13.2, the matter shall be submitted to the Chief Executive Officers of the parties for resolution. If such officers are unable to resolve the matter directly, they may, by mutual agreement utilize such dispute resolution methods, including mediation, as are mutually agreed. If no resolution is reached within fifteen
(15) days following submission of such dispute to such officers, unless otherwise mutually agreed, the dispute shall be submitted to arbitration pursuant to Section 13.2.

      13.2 Arbitration Procedure. Any controversy or claim relating to, arising out of, or in any way connected to any provision of this Agreement shall be finally resolved by final and binding arbitration in accordance with this Section by a single arbitrator who is a former state or federal judge, to be conducted in California. Unless the parties agree otherwise, the arbitration shall be conducted by JAMS/Endispute, or by any similar arbitration provider who can provide a former judge to conduct such arbitration if JAMS/Endispute is no longer in existence. JAMS/Endispute may order a change of venue upon a showing of good cause by respondent. Subject to the JAMS/Endispute Appeal Procedure described in Section 13.3 below, the decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitrator shall be bound by all rules relating to the admissibility of evidence, including without limitation, all relevant privileges and the attorney work product doctrine. Discovery shall be permitted in accordance with the rules and procedures of the forum state unless otherwise agreed to by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under the law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Article 13 shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, but subject to Section 11.2.1(b), either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect intellectual property rights or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the process of the arbitration proceeding.

      13.3 Review. The decision of the arbitrator shall be subject to review only in accordance with the "Optional Appeal Procedure" of JAMS/Endispute in effect upon execution of this Agreement or any other comparable arbitration appeal procedure. The parties agree to submit any request for review in accordance with said procedure. The JAMS/Endispute Appeal Panel appointed under said procedure will apply the same standard of review as the first-level appellate court in the jurisdiction where the arbitration was conducted would apply under similar circumstances. The decision and award of the JAMS/Endispute Appeal Panel (and the decision and award of the original arbitrator if there is no appeal pursuant to this Section 13.3) will be final for all purposes and binding upon the parties, and it may be entered in any court of competent jurisdiction.

                                   ARTICLE 14

                                   ACCESS FEES

      In consideration for the rights granted to Chiron by this Agreement with respect to TMA and HPA, Chiron shall pay to Gen-Probe, the following nonrefundable amounts upon the occurrence of each event set forth below:

            (i) ten million dollars ($10,000,000) upon the Effective Date; and


            (ii) fifteen million dollars ($15,000,000) upon the date on which the following has occurred: (a) thirty (30) days has passed since submission to the FDA of an Investigational New Device application for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 for use on the Tigris Instrument in the Blood Screening Field; provided that no clinical hold notice has been issued by the FDA as to such application, and no agreement has been reached with the FDA to delay the clinical trial, within such thirty-day period; and (b) Gen-Probe has installed a Tigris Instrument at the clinical site and completed technologist training and proficiency testing with a panel of specimens and control materials with respect to the instrument and the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1.

            (iii) ten million dollars ($10,000,000) upon receipt of the required marketing approval from the FDA to market the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 in the United States for use in the Blood Screening Field on the Tigris Instrument.

                                   ARTICLE 15

                                  MISCELLANEOUS

      15.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

            If to Gen-Probe:        Gen-Probe Incorporated
                                    10210 Genetic Center Drive
                                    San Diego, California 92121
                                    Attention: President and
                                    Chief Executive Officer

            If to Chiron:           Chiron Corporation
                                    4560 Horton Street
                                    Emeryville, California 94608
                                    Attention: President and
                                    Chief Executive Officer

      15.2 Force Majeure. In the event that a party is prevented or delayed from fulfilling or performing any of its obligations under this Agreement (other than an obligation to pay money) due to the occurrence of causes beyond the reasonable control of such party, including but not limited to fires, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party, then such party's performance shall be excused, and the time for performance shall be extended, for the period of inability or delay due to such occurrence; provided, however, that such party shall have used its Commercially Reasonable Efforts to avoid such inability or delay, and such party shall have given prompt written notice to the other party of such occurrence. Nothing contained in this section shall limit Chiron's right to manufacture or have manufactured any Product pursuant to the terms of this Agreement, provided always that in the event of a force majeure, Chiron and Gen-Probe shall apply all legally-available safety stocks to meet Chiron's need before such right to manufacture or have manufactured shall accrue and further provided that Chiron shall not exercise such right in the event of a force majeure unless the Supervisory Board has met and discussed all available options and reasonably not been able to agree that re-establishment of production at a Gen-Probe facility is the most efficient alternative for maintaining continuity of production.

      15.3 Assignment.

            15.3.1 This Agreement may not be directly or indirectly assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party (whether voluntarily, by operation of law or otherwise) without the consent of the other party which shall not be unreasonably withheld: provided, however, that, except as otherwise provided in Section 15.3.2 below, either party may, without such consent, assign or transfer this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets (including without limitation all of its assets relating to this Agreement), or in the event of its merger, consolidation, other Change in Control or similar transaction. Any permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. On any such assignment, the assignor shall be relieved of all obligations assigned hereunder, except those accrued prior to the date of assignment and except as provided in Section 15.3.2 below. Any purported assignment or transfer in violation of this Section 15.3 shall be void.

            15.3.2 Assignment by a party of its rights and obligations under this Agreement shall not relieve that party of its obligations under Article 8,
Article 9 or Article 13. Assignment by a party of its rights and obligations under this Agreement shall not relieve it of its obligations under Sections
3.2.8 (b) or any then-existing restrictions on licensing of intellectual property pertaining to specific viruses or markers as to which such party became obligated, prior to such assignment, pursuant to the last sentence of Section
3.2.8 (c) and if following such assignment such transferring party makes, uses or sells any nucleic acid probe-based assay for use in the Blood Screening Field for the detection or quantitation of any virus or marker subject to Sections
3.2.8 (b) or such licensing restrictions of Section 3.2.8(c), such use shall be considered as a "license" for purposes of Section 3.2.8 (b) or such licensing restrictions of Section 3.2.8(c); however a license to the assignee pursuant to
Section 15.3.1 shall not be considered a license for purposes of Section 3.2.8(b) or such licensing restrictions of Section 3.2.8(c).

            15.3.3 Assignment of Chiron's rights and obligations with respect to the Blood Screening Field to the Major Distributor or its Affiliate (at any time after appointment of the Major Distributor) shall terminate the application of Sections 1.2.1 (c) or (d).

      15.4 Severability. Each party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

      15.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

      15.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written heretofore made which are directly related to the subject matter of this Agreement. The confidential disclosure agreement between the parties dated as of November 5, 1996, the confidential disclosure agreement between the parties dated as of May 27, 1997, (as extended as of August 27, 1997 and February 26, 1998), and the confidential disclosure agreement between the parties dated as of April 13, 1998 shall be and are terminated as of the first date this Agreement has been signed by both parties, without prejudice to any rights accruing thereunder prior to such termination. Nothing contained in this section shall affect other agreements between the parties which are not directly related to the subject matter of this agreement, including but not limited to all agreements concerning the resolution of Ciba Corning Diagnostics Corp. v. Gen-Probe Inc., United States District Court for the Southern District of California case number 96-552 H (CGA) and related proceedings. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

      15.7 Expenses and Attorney's Fees. The prevailing party in any dispute between the parties which is the subject of arbitration or litigation shall be entitled to recover the expenses reasonably incurred in connection with such arbitration or litigation, including reasonable attorney's fees. The amount of such expenses and fees due the prevailing party shall be subject to the arbitration provisions of Article 13.

      15.8 Independent Contractors. It is expressly agreed that Gen-Probe and Chiron shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Gen-Probe nor Chiron shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the party to do so.

      15.9 Waiver. The waiver by either party of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

      15.10 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to in the Agreement, have been prepared, examined, negotiated and revised by each party and their respective lawyers, and no implication will be drawn and no provision will be construed against any party by virtue of the purported identity of the drafter of this Agreement, or any portion of this Agreement.

      15.11 Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party.

      15.12 Affiliates. The rights and obligations of Chiron under this Agreement shall apply to Chiron's Affiliates, and the rights and obligations of Gen-Probe under this Agreement shall apply to Gen-Probe's Affiliates, provided that Chiron and Gen-Probe shall be fully responsible for the performance by their respective Affiliates of their respective obligations under this Agreement.

      15.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GEN-PROBE INCORPORATED                       CHIRON CORPORATION


By /s/ Henry L. Nordhoff                     By /s/ Sean P. Lance
  -----------------------------                 -------------------------------
        Henry L. Nordhoff                               Sean P. Lance
       President and Chief                            President and Chief
         Executive Officer                             Executive Officer

                                   SCHEDULE A

              POTENTIAL EXCLUSIVE FUTURE CLINICAL DIAGNOSTIC ASSAYS




                                     [***]




Each of the viruses included in this list shall include mutants, variants and related subtypes.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

             THIS DOCUMENT IS ATTACHED IN LIEU OF SCHEDULES B AND C

      1. Immediately following the signing of this Agreement, the parties will meet and seek to agree on the Core Technologies of each party as referred to in
Article 9 of the foregoing Agreement, which are to be described in writing and substituted for this document upon approval by each party.

      2. Nothing contained in this attachment or in the Agreement shall obligate the parties to negotiate the issue of Core Technology designations to successful conclusion. The effectiveness of the Agreement is expressly made subject to the completion of Schedules B and C within ten (10) days following the signing of the Agreement.

      3. If the parties are unable to agree on the content of the respective Core Technology schedules, neither shall have any obligation except pursuant to Articles 8 and 13 of the Agreement.

Initials: /s/         /s/
          ----------- -----------